                                                                   Exhibit 10.11

                                     FORM OF
                           FOURTH AMENDED AND RESTATED
                               FINANCING AGREEMENT
                               ===================

                     BANK ONE, INDIANA, NATIONAL ASSOCIATION
                             (As Agent and Lender),

                       THE CIT GROUP/BUSINESS CREDIT, INC.
                           DRESDNER BANK AG, NEW YORK
                            AND GRAND CAYMAN BRANCH
                         TORONTO DOMINION (TEXAS), INC.
                                  (As Lenders),

                                       AND

                            DELCO REMY AMERICA, INC.,
                                  NARCO, INC.,
                             A&B ENTERPRISES, INC.,
                                  DALEX, INC.,
                                A&B CORES, INC.,
                             R&L TOOL COMPANY, INC.,
                            MCA, INC. OF MISSISSIPPI,
                         FRANKLIN POWER PRODUCTS, INC.,
                       INTERNATIONAL FUEL SYSTEMS, INC.,
                           MARINE DRIVE SYSTEMS, INC.,
                         MARINE CORPORATION OF AMERICA,
                            POWRBILT PRODUCTS, INC.,
                           WORLD WIDE AUTOMOTIVE INC.,
                               TRACTECH, INC. and
                                 KRAFTUBE, INC.
                                 (As Borrowers)

                                      AND

                         DELCO REMY INTERNATIONAL, INC.
                              REMAN HOLDINGS, INC.
                               THE A&B GROUP, INC.
                             POWER INVESTMENTS, INC.
                           BALLANTRAE CORPORATION and
                           KRAFTUBE MANAGEMENT, INC.
                                 (As Guarantors)

                            Dated: December ___, 1997

                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS ...................................................    2
SECTION 2.  CONDITIONS PRECEDENT ..........................................   24
SECTION 3.  REVOLVING LOANS ...............................................   29
SECTION 4.  [Reserved.] ...................................................   31
SECTION 5.  LETTERS OF CREDIT .............................................   31
SECTION 6.  COLLATERAL ....................................................   37
SECTION 7.  REPRESENTATIONS, WARRANTIES, AFFIRMATIVE COVENANTS ............   39
SECTION 8.  NEGATIVE AND FINANCIAL COVENANTS ..............................   49
SECTION 9.  INTEREST, FEES AND EXPENSES ...................................   55
SECTION 10. POWERS ........................................................   60
SECTION 11. EVENTS OF DEFAULT AND REMEDIES ................................   61
SECTION 12. TERMINATION ...................................................   65
SECTION 13. MISCELLANEOUS .................................................   65
SECTION 14. AGREEMENT BETWEEN THE LENDERS .................................   71
SECTION 15. AGENCY ........................................................   74

EXHIBITS
--------
EXHIBIT A        (COMMITMENT PERCENTAGES)

EXHIBIT B-I      (SECOND AMENDED AND RESTATED REVOLVING
                 LOAN PROMISSORY NOTE)

EXHIBIT 2.1 (e)  (OPINION OF COUNSEL)

SCHEDULE 1       (ADDRESSES FOR ALL COMPANIES)

SCHEDULE 1.1     OUTSTANDING DEBT AND LIENS OF THE A&B GROUP
                 ON THE EFFECTIVE DATE

SCHEDULE 1.2     OUTSTANDING DEBT AND LIENS OF THE POWER GROUP
                 ON THE EFFECTIVE DATE

SCHEDULE 1.3     POWER SELLERS - ACQUISITION LETTERS OF CREDIT

SCHEDULE 2.1(g)  (EXISTING COLLATERAL AND GUARANTEE DOCUMENTS)

SCHEDULE 7.1(g)  EMPLOYEE BENEFIT PLANS

SCHEDULE 7.1(k)  SUBSIDIARIES

SCHEDULE 7.1(n)  ENVIRONMENTAL MATTERS

                           FOURTH AMENDED AND RESTATED
                               FINANCING AGREEMENT
                               -------------------


           BANK ONE, INDIANA, NATIONAL ASSOCIATION, with offices at 111 Monument Center, Indianapolis, Indiana 46277-0119 ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), with offices located at 1211 Avenue of the Americas, New York, New York 10036, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCH, with offices located at _______________________ ("Dresdner"), TORONTO DOMINION (TEXAS), INC., with offices located at ____________________________ ("Toronto"), and Bank One, as agent (the "Agent")
for itself, CITBC , Dresdner and Toronto and any other party hereafter becoming a lender pursuant to Section 14 of this Financing Agreement (the foregoing individually sometimes referred to as a "Lender" and collectively as the "Lenders"), are pleased to confirm the terms and conditions under which the Lenders acting through the Agent shall make Revolving Loans and other financial accommodations to DELCO REMY AMERICA, INC. ("DRA"), a Delaware corporation, NARCO, INC., a Michigan corporation ("Nabco"), A&B ENTERPRISES, INC., a Mississippi corporation ("A&B Enterprises"), DALEX, INC., a Mississippi corporation ("Dalex"), A&B CORES, INC., a Mississippi corporation ("A&B Cores"), R&L TOOL COMPANY, INC., a Mississippi corporation ("R&L Tool"), MCA, INC. OF MISSISSIPPI, a Mississippi corporation ("MCA"), FRANKLIN POWER PRODUCTS, INC., an Indiana corporation ("Franklin"), INTERNATIONAL FUEL SYSTEMS, INC., an Indiana corporation ("International"), MARINE DRIVE SYSTEMS, INC., a New Jersey corporation ("Marine Drive"), MARINE CORPORATION OF AMERICA, an Indiana corporation ("Marine Corporation"), POWRBILT PRODUCTS, INC. ("Powrbilt"), a Texas corporation, WORLD WIDE AUTOMOTIVE INC., a ______________ corporation ("WWA"), TRACTECH, INC., a ______________ corporation ("Tractech"), and KRAFTUBE, INC., a_________________ corporation ("Kraftube"); DRA, Nabco, A&B Enterprises, Dalex, A&B Cores, R&L Tool, MCA, Franklin, International, Marine Drive, Marine Corporation, Powrbilt, WWA, Tractech and Kraftube sometimes collectively referred to as the "Companies" and individually as a "Company") with principal places of business as set forth on Schedule 1 attached hereto.

           This Fourth Amended and Restated Financing Agreement restates and amends the Original Financing Agreement. The Companies, the Agent and the Lenders desire that the Original Financing Agreement be amended and restated in its entirety subject to and in accordance with the terms and conditions set forth herein, it being the intention of the Companies, the Agent and the Lenders that this Fourth Amended and Restated Financing Agreement and the execution and the delivery of the promissory notes executed in connection with this Fourth Amended and Restated Financing Agreement and the amended and restated promissory notes, the form of which is attached hereto as Exhibit B-I, or any other documents or agreements executed in connection herewith and therewith shall not effect a novation of the Obligations of the Companies, or any of them, under the Original Financing Agreement, but merely are a restatement and, where applicable, an amendment to or modification of the terms governing and evidencing such obligations as of July 29, 1994, January 6, 1995, March 31, 1995, January [February?] 6, 1996, February 14, 1996, April 18, 1996,

August 2, 1996, August 30, 1996, October 31, 1996, December 13, 1996, May 8,
1997 and September 18, 1997, as applicable, pursuant to the Original Financing Agreement. Upon and after the Effective Date all references to the "Financing Agreement" or the "Promissory Notes" herein, in any of the Loan Instruments, or in any other document now or hereafter entered into between the Companies, or any of them, and the Agent on behalf of the Lenders shall mean this Fourth Amended and Restated Financing Agreement and the Promissory Notes as the same may be amended, modified, supplemented or restated from time to time. Without limiting the generality of the foregoing, the liens and security interests securing all or any part of the Obligations and all of the Collateral described in the Original Financing Agreement or any of the Loan Instruments do secure and shall continue to secure (without any break in the continuity thereof) the payment and performance of all Obligations.

           The Guarantors are entering into this Financing Agreement for the purpose of making certain representations, warranties and covenants applicable to them and by their execution hereof affirm and acknowledge that each of their respective Guaranties remains in full force and effect as amended pursuant to this Financing Agreement.

           Accordingly, in consideration of the mutual covenants contained herein, and subject to the terms, provisions and conditions hereof, the Original Financing Agreement is hereby amended and restated in its entirety and superseded and replaced by the terms, provisions and conditions hereof, and the parties hereto agree, as follows:


SECTION 1. DEFINITIONS.
           -----------

           As used herein, the following terms are used with the meanings given to them in this Section 1, and such terms shall include both the singular and plural form thereof and shall be construed accordingly.

           "A&B Acquisition Agreement" shall mean the Stock Purchase
            -------------------------
Agreement by and among A&B Holding, the A&B Group and the other parties thereto dated on or about March 31, 1995, and all agreements, instruments and documents executed and delivered by the parties thereto in connection therewith.

           "A&B Group" shall mean A&B Enterprises, Dalex, A&B Cores, R&L Tool
            ---------
and MCA.

           "A&B Holding" shall mean The A&B Group, Inc., a Mississippi
            -----------
corporation and wholly-owned subsidiary of Reman Holdings, and the successor to A&B Holding, Inc.

           "A&B Sellers" shall mean the sellers under the A&B Acquisition
            -----------
Agreement.

           "A&B Subordinated Debt" shall mean the subordinated notes of the A&B
            ---------------------
Group to the A&B Sellers in an aggregate principal amount of $3,500,000.

           "Accounts" shall mean, wherever the same may be located, all of each
            --------
Company's now existing and future: (a) accounts, accounts receivable (whether or not specifically listed on schedules furnished to the Agent), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from all of such Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of such Company's trade names or styles, or through any of such Company's divisions, but excluding the assets of Seller retained by Seller; (b) rights to payment of interest or finance charges, costs of collection and enforcement, attorneys" fees and other amounts with respect to such Accounts; (c) all rights, title, interests, remedies, security and liens in, to and in respect of any and all receivables under any such Accounts; (d) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to such Company's sales of goods or rendition of services or in any way arising therefrom; (e) rights to and interest in any goods represented by any and all of the foregoing, including rights to returned or repossessed goods; (f) reserves and credit balances arising under any such Accounts; (g) guarantees or collateral for any and all of the foregoing; (h) insurance policies or rights relating to any and all of the foregoing; and (i) cash and non-cash proceeds and products of any and all of the foregoing.

           "Acquisition" shall mean the acquisition by DRA from the Seller of
            -----------
certain of the assets of the Delco Remy Division of Seller pursuant to and in accordance with the terms of the Acquisition Documents.

           "Acquisition Documents" shall mean the Asset Purchase Agreement, and
            ---------------------
all of the agreements, instruments and documents executed and delivered by the parties thereto in connection therewith, including, without limitation, the Ancillary Agreements (as that term is defined in the Asset Purchase Agreement).

           "Affiliate" shall mean as to any Person, any other Person (other than
            ---------
a Subsidiary of the first Person) which directly or indirectly controls, or is under common control with, or is controlled by, the first Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event (i) any Person which owns directly or indirectly five percent (5%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or five percent (5%) or more of the partnership or other ownership interests of any other Person (other than solely as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each shareholder, director and officer of any Company shall be deemed to be an Affiliate of such Company.

           "Agent Fee" shall mean a fee equal to .04% of the sum of the Line of
            ---------
Credit as of the date such Agent Fee is due and payable, which shall be paid to the Agent for its own account in accordance with Section 9.7 of this Financing Agreement for performing the services of the Agent hereunder.

           "Applicable LOC Fee Percentage" shall mean (i) ____% per annum, from
            -----------------------------
the Effective Date until the first interest payment date which follows receipt by the Agent of the financial statements for the last month of the first fiscal quarter of Parent that ends after the Effective Date, and (ii) thereafter the percentage per annum determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table, beginning on the first interest payment date which follows receipt by the Agent of the financial statements for the last month of the first fiscal quarter of Parent that ends after the Effective Date:

           Ratio of Total Funded Debt
             to EBITDA                        Applicable LOC Fee Percentage
           --------------------------         -----------------------------
                 4.00 or above                            1.75%
                 3.50 to 3.99                             1.5%
                 3.00 to 3.49                             1.38%
                 2.50 to 2.99                             1.25%
                 2.00 to 2.49                             1.13%
                 1.50 to 1.99                             1.00%
                 less than 1.50                           0.88%

The Applicable LOC Fee Percentage in effect in any fiscal quarter of Parent will be determined on the basis of the Applicable LOC Fee Percentage in effect during the preceding fiscal quarter of Parent until an adjustment is made under the provisions of the definition of "Ratio of Total Funded Debt to EBITDA" herein.

           "Applicable Unused Commitment Fee Percentage" shall mean (i)___%
            -------------------------------------------
per annum, from the Effective Date until the first interest payment date which follows receipt by the Agent of the financial statements for the last month of the first fiscal quarter that ends after the Effective Date, and (ii) thereafter the percentage per annum determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table, beginning on the first interest payment date which follows receipt by the Agent of the financial statements for the last month of the first fiscal quarter of Parent that ends after the Effective Date:

           Ratio of Total Funded Debt Applicable Unused
             to EBITDA                        Commitment Fee Percentage
           -----------------------            -------------------------
                 4.00 or above                           0.5%
                 3.50 to 3.99                            0.375%
                 3.00 to 3.49                            0.3125%
                 2.50 to 2.99                            0.25%
                 2.00 to 2.49                            0.2%
                 1.50 to 1.99                            0.15%
                 less than l.50                          0.1%

The Applicable Unused Commitment Fee Percentage in effect in any fiscal quarter of Parent will be determined on the basis of the Applicable Unused Commitment Fee Percentage in effect during the preceding fiscal quarter of Parent until an adjustment is made under the provisions of the definition of "Ratio of Total Funded Debt to EBITDA" herein.

           "Applicable Spread" shall mean the per annum rate to be taken into
            -----------------
account in determining the LIBOR-Based Rate, which shall be (i) ___ % per annum, from the Effective Date until the first interest payment date which follows receipt by the Agent of the financial statements for the last month of the first fiscal quarter of Parent that ends after the Effective Date, and (ii) thereafter the per annum rate determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table, beginning on the first interest payment date which follows receipt by the Agent of the financial statements for the last month of the first fiscal quarter of Parent that ends after the Effective Date:

           Ratio of Total Funded Debt
               to EBITDA                              Applicable Spread
           --------------------------                 -----------------
                   4.00 or above                           2.0%
                   3.50 to 3.99                            1.75%
                   3.00 to 3.49                            1.5%
                   2.50 to 2.99                            1.2%
                   2.00 to 2.49                            1.0%
                   1.50 to 1.99                             .75%
                   less than 1.50                           .50%

Interest will accrue and be payable in any fiscal quarter of Parent on the basis of the Applicable Spread in effect during the preceding fiscal quarter of Parent until an adjustment is made under the provisions of the definition of "Ratio of Total Funded Debt to EBITDA" herein.

           "Asset Purchase Agreement" shall mean that certain Asset Purchase
            ------------------------
Agreement, together with all related exhibits and schedules thereto, between DRA and Seller dated July 13, 1994.

           "Ballantrae" shall mean Ballantrae Corporation, a ______ corporation.
            ----------

           "Ballantrae Acquisition Agreement" shall mean that certain Agreement
            --------------------------------
and Plan of Merger dated October ___, 1997 between Parent and Ballantrae.

           "Business Day" shall mean a day on which the principal office of Bank
            ------------
One in the City of Indianapolis, Indiana, is open for the purpose of conducting substantially all of its business activities.

           "Canadian Facility" shall have the definition provided therefore in
            -----------------
Section 8.7 of this Financing Agreement.

           "Canadian Holding Company" shall mean Power Investments Canada, Ltd.,
            ------------------------
an Alberta corporation.

           "Canadian Subsidiaries" shall mean those direct and indirect
            ---------------------
Subsidiaries of the Canadian Holding Company (i.e., Power Investments Canada,
                                              ----
Central Precision (1988) Limited, Western Reman, Ltd., Alvin Morris Holdings, Ltd., Morris Manufacturing Co., Ltd., Reman Transport, Ltd., and Engine Rebuilders, Ltd.).

           "Capital Expenditures" for any period shall mean the aggregate amount
            --------------------
of all expenditures (whether paid in cash or accrued as a liability) of Parent and its Subsidiaries during such period that to the extent required by GAAP are required to be included in or reflected as property, plant or equipment or similar fixed asset account in any Consolidated Financial Statements or Consolidating Financial Statements, including any acquisition, construction or installation of properties or for any additions and improvements thereto or any replacement thereof and the amount capitalized under any Capital Lease, less the net cash proceeds from any dispositions to the extent specifically permitted under this Financing Agreement.

           "Capital Lease" shall mean any lease of property (whether real,
            -------------
personal or mixed) which, to the extent required by GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of any of the Companies.

           "Capital Stock" shall mean all of the capital stock of each Company
            -------------
and any of its Subsidiaries.

           "Casualty Event" shall mean, with respect to any property of a
            --------------
Credit Party, any loss of or damage to, or any condemnation or other taking of, such property for which such Credit Party or any of its Subsidiaries receives insurance proceeds, proceeds of a condemnation award or other compensation.

           "Casualty Proceeds" shall mean cash proceeds of insurance, a
            -----------------
condemnation award or other compensation payable to a Credit Party as a result of a Casualty Event, minus the sum of (i) any taxes, amounts, fees, levies,
                     -----
imports, duties, penalties, deduction, withholdings or other charges of any nature whatsoever imposed by any Governmental Authority and payable by such Credit Party as a result of receipt of such compensation, and (ii) the principal amount of any Indebtedness for borrowed money which is secured by the assets sold or lost in the Casualty Event.

           "CERCLA" shall mean the Comprehensive Environmental Response,
            ------
Compensation and Liability Act, as amended, 42 U.S.C. (S)9601 et seq..
                                                              -- ---

           "Change of Control" shall mean that (a) prior to the consummation of
            -----------------
the first registered public offering of the common stock of Parent immediately following the 1997 Equity Offering, any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) as a result of which any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Principals or an entity controlled by the Principals, becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act) of more than 50% of the total aggregate voting power of all classes of the voting stock of Parent, calculated on a fully diluted basis including securities convertible into or exchangeable for voting stock, or (b) after the consummation of any registered public offering of the common stock of Parent subsequent to the 1997 Equity Offering, the Principals shall cease to own common stock of Parent representing (i) 20% of the total aggregate voting power of all classes of the voting stock of Parent, calculated on a fully diluted basis including securities convertible into or exchangeable for voting stock of Parent and (ii) the largest percentage of the ownership of the voting stock of Parent, determined as set forth in (i) above, as compared to any other "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act).

           "Code" shall mean the Internal Revenue Code of 1986, as amended from
            ----
time to time, and the rules and regulations promulgated thereunder from time to time.

           "Collateral" shall mean all present and future Accounts, Equipment,
            ----------
Inventory, Documents of Title, General Intangibles, Intellectual Property, Investment Property, Other Collateral, Real Estate and any other assets of any of the Credit Parties upon which a lien is purported to be created by this Financing Agreement, any Security Agreement, any other Loan Instrument or by any other document executed in connection with this Financing Agreement, and all Proceeds of any of the foregoing.

           "Commitment Percentage" shall mean, when used with reference to any
            ---------------------
Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by the percentage set opposite its designation on Exhibit A as amended from time to
                                           ---------
time pursuant to the terms of this Financing Agreement, or as the context requires, shall mean, when used with reference to any Lender, the percentage set opposite its designation on Exhibit A as amended from time to time pursuant to
                            ---------
the terms of this Financing Agreement.

           "Company Agent" shall have the definition provided therefor in
            -------------
Section 3.1 of this Financing Agreement.

           "Consolidated Financial Statements" shall mean a consolidated balance
            ---------------------------------
sheet, statement of profit and loss, cash flow and reconciliation of retained earnings for Parent, the Companies, the Subsidiaries of each, the Canadian Holding Company and the Canadian Subsidiaries after eliminating all inter-company investments and transactions, prepared in comparative form with respect to the corresponding period of the preceding fiscal year and prepared in accordance with GAAP (except that the unaudited statements will have no footnotes and shall be subject to normal year-end adjustments).

           "Consolidating Financial Statements" shall mean a consolidating
            ----------------------------------
balance sheet, a statement of profit and loss, cash flow and reconciliation of retained earnings for each of Parent, the direct Subsidiaries of Parent, and the direct Subsidiaries of the Parent's direct Subsidiaries, showing separately all eliminations of inter-company investments and transactions, prepared in comparative form with respect to the corresponding period of the preceding fiscal year and prepared in accordance with GAAP (except that the unaudited statements will have no footnotes and shall be subject to normal year-end adjustments).

           "Credit Party" shall mean any Company or any Guarantor.
            ------------

           "Current Assets" shall mean all assets of a Person which would, in
            --------------
accordance with GAAP and as of the date of determination, be classified as current assets of a corporation conducting a business the same as or similar to that of such Person.

           "Current Liabilities" shall mean all indebtedness of a Person
            -------------------
which would, in accordance with GAAP and as of the date of determination, be classified as current liabilities of a corporation conducting a business the same as or similar to that of such Person.

           "Customarily Permitted Liens" shall mean:
            ---------------------------

           (a) liens of local or state authorities for franchise or other like taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves to the extent required by GAAP have been provided on the books of the Company contesting such taxes;

           (b) statutory liens of landlords and statutory liens of carriers, warehousemen, mechanics, materialmen and other like statutory liens imposed by law, created by a Company in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions have been provided for on the books of the Company contesting such lien to the extent required by GAAP;

           (c) pledges or deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits, or similar legislation, or good faith deposits to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory or other similar obligations arising as a result of progress payments under government contracts;

           (d) easements (including, without limitation, reciprocal easement agreements and utility easement agreements), zoning ordinances, rights-of-way, encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, provided that none of the foregoing materially impairs the value or use of such Real Estate which is material to the operation of a Company's business; and

           (e) liens which are listed in Schedule B of the title insurance policies delivered to the Agent for the benefit of the Lenders with respect to the Real Estate in connection with the Original Financing Agreement.

           "Default" shall mean any event specified in Section 11.1 hereof that
            -------
upon the giving of notice, the lapse of time, or both, or the satisfaction or occurrence of any other condition, event or act specified in Section 11.1, will constitute an Event of Default.

           "Default Rate of Interest" shall mean a rate of interest per annum
            ------------------------
equal to: (a) with respect to LIBOR Loans, the applicable LIBOR-Based Rate plus 2% per annum, and (b) with respect to all other Obligations, the Prime Rate plus 2% per annum.

           "Dillon" shall mean Dillon Enterprises, Inc.
            ------

           "Documentation Fee" shall mean Agent's standard and reasonable fees
            -----------------
relating to any and all modifications, waivers, releases, amendments or additional Collateral with respect to this Financing Agreement, the other Loan Instruments, the Collateral or the Obligations and is intended to compensate the Agent in the utilization of its in-house legal staff and facilities in connection therewith.

           "Documents of Title" shall mean all present and future warehouse
            ------------------
receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and inventory relating thereto and all cash and non-cash proceeds of the foregoing.

           "Draft" shall mean a drawing or other demand for payment under a
            -----
Letter of Credit.

           "EBIT" shall mean with respect to Parent and its Subsidiaries, on a
            ----
consolidated basis, for any period, Net Income plus, without duplication and to the extent deducted in determining such Net Income, (i) the sum of interest expense, income tax expense, and non-cash FASB 106 and 112 expense for such period, determined in accordance with GAAP, (ii) restructuring and non-recurring charges in the amount of $32,418,000 taken in fiscal year 1997 related to the vacation of the three former General Motors facilities in Anderson, Indiana and Meridian, Mississippi, (iii) non-cash dividends on the preferred stock of a Subsidiary, (iv) minority interests of a Subsidiary, (v) the loss and discontinuance charges not exceeding $1,100,000 in the aggregate incurred in _________________ as a result of the discontinuance of operations of Marine Drive and Marine Corporation, (vi) the loss on discontinued operations in the amount of $________________ taken in fiscal year _____ related to the discontinued operations of [Canadian Subsidiaries], and (vii) the write off of $2,351,000 of debt issuance costs in fiscal year 1997 related to the __________.


           "EBITDA" shall mean, with respect to any Parent and its Subsidiaries,
            ------
on a consolidated basis, for any period, EBIT, plus, without duplication and to the extent deducted in determining Net Income, depreciation and amortization expense.

           "Effective Date" shall mean the date on which all of the conditions
            --------------
precedent set forth in Section 2.4 of this Financing Agreement shall be satisfied or waived by the Agent.

           "Employee Benefit Plan" shall mean any employee benefit plan within
            ---------------------
the meaning of Section 3(3) of ERISA which is maintained for employees of the Credit Parties or any of them or any of their respective ERISA Affiliates.

           "Environmental Law" shall mean all federal, state and local laws
            -----------------
and implementing regulations, now or hereafter effective during the term of this Financing Agreement, relating to pollution or protection of the environment, including laws or regulations relating to or permitting emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, industrial wastes, or hazardous substances. Such laws shall include, but not be limited to: (a) CERCLA; (b) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)6901 et seq., including the statutes regulating
                           -- ---
underground storage tanks, 42 U.S.C. 6991-6991h; (c) the Clean Air Act, as amended, 42 U.S.C. 7401 et seq.; (d) the Federal Water Pollution Control Act, as
                        -- ---
amended, 33 U.S.C. (S)1251 et seq., including the statute regulating the
                           -- ---
National Pollutant Discharge Elimination System, 33 U.S.C. (S) 1342; and (e) Indiana Code, Title 13 Environment, as amended.

           "Equipment" shall mean all of each Company's present and hereafter
            ---------
acquired machinery, equipment (including office equipment), furniture, furnishings, fixtures, jigs, tools, and product tooling and all additions, substitutions and replacements thereof and major improvements thereto, wherever located, together with all attachments, components, parts, motors, engines, equipment and accessories and auxiliary parts installed thereon or affixed thereto and all motor vehicles and all cash and non-cash proceeds and products thereof of whatever sort.

           "ERISA" shall mean the Employee Retirement Income Security Act of
            -----
1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

           "ERISA Affiliate" shall mean, as applied to any Person, any Person
            ---------------
who is a member of a group which is under common control within the meaning of Sections 414(b) or (c) of the Code.

           "Event(s) of Default" shall have the meaning set forth in Section
            -------------------
11.1 of this Financing Agreement.

           "Excess Proceeds Offer" shall have the meaning provided for such term
            ---------------------
in the 1996 Notes.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as
            ------------
amended, and the rules and regulations promulgated thereunder.

           "Extraordinary Commitment Reduction" shall mean a permanent
            ----------------------------------
reduction of the Line of Credit other than a scheduled quarterly reduction as set forth in the table that appears in the definition of the term "Line of Credit."

           "Fixed Charge Coverage Ratio" shall mean, with respect to Parent and
            ---------------------------
its Subsidiaries on a consolidated basis with respect to any period, a ratio of EBITDA to Fixed Charges.

           "Fixed Charges" shall mean with respect to Parent and its
            -------------
Subsidiaries on a consolidated basis , for any period, the sum of interest which was due and payable in cash or was paid in cash during such period, plus Cash Capital Expenditures made during such period, plus scheduled payments of Indebtedness which were due and payable in cash or were paid during such period, plus income taxes which were due or paid during such period, plus dividends that were paid in cash during such period. Cash Capital Expenditures are those Capital Expenditures that are not financed with new Indebtedness (including Indebtedness incurred under this Financing Agreement) or through Capital Leases.

           "GAAP" shall mean generally accepted accounting principles in the
            ----
United States of America as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied (from and after the date hereof) and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Financing Agreement, to the extent applicable, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Financing Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and, to the extent applicable, all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

           "General Intangibles" shall have the meaning set forth in the UCC and
            -------------------
shall include, without limitation, all present and future right, title and interest of each Company in and to all tradenames, trademarks (together with all the goodwill associated therewith), patents, copyrights, patent rights, franchise rights, licenses, customer lists, distribution agreements, supply agreements, tax refunds and indemnification rights, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

           "GM Acquisition Debt" shall mean the indebtedness of Parent to
            -------------------
Seller evidenced by the $59,200,000 11-1/2% Subordinated Note due July 31, 2004.

           "GM Subordinated Note" shall mean the 8% Subordinated Debenture in
            --------------------
the principal sum of $17,900,000 due July 31, 2004, issued by DRA to Seller in exchange for Series A Preferred Stock of DRA.

           "Governmental Authority" shall mean any nation or government, any
            ----------------------
state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Guaranties" shall mean the Guaranties and the amended and restated
            ----------
guaranties of the Guarantors and the Companies executed and delivered by them pursuant to Section 2.4 of this Financing Agreement and pursuant to the Original Financing Agreement, as the same may be amended, modified, supplemented or restated from time to time.

           "Guarantors" shall mean Parent, Reman Holdings, A&B Holding, Power
            ----------
Investments, Ballantrae and Kraftube Management.

           "Hazardous Substance" shall mean any hazardous or toxic substance
            -------------------
regulated by any Environmental Laws including but not limited to the CERCLA, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

           "Indebtedness" shall mean, as respects any Person as of any date,
            ------------
without duplication, (a) obligations of such Person for borrowed money, (b) all obligations of such Person as lessee under any lease which, in accordance with GAAP, is or should be capitalized on the books of the lessee, (c) all obligations of such Person for the deferred purchase price of property, services or assets, other than customary credit terms extended by sellers of Inventory purchased by such Person in the ordinary course of business, (d) all obligations which are secured by any lien or encumbrance existing on any asset or property of such Person whether or not the obligation secured thereby shall have been assumed by such Person, and (e) all obligations of others similar in character to those described in clauses (a) through (d) of this definition for which such Person is liable, contingently or otherwise as obligor, guarantor or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

           "Indemnified Party" shall mean each Lender, the Agent, and each
            -----------------
director, officer, employee and Affiliate of each Lender and the Agent.

           "Intellectual Property" shall mean trademarks, tradenames, service
            ---------------------
marks, patents, copyrights, technology, know-how and processes.

           "Inventory" shall mean all of each Company's present and hereafter
            ---------
acquired inventory as defined in the UCC, and all additions, substitutions and replacements thereof of wherever located, together with cash and non-cash proceeds thereof.

          "Investment Property" shall have the meaning set forth in the UCC.
           -------------------

          "Kraftube Management" shall mean Kraftube Management, Inc., a
           -------------------
______________ corporation.

          "Letters of Credit" shall mean all standby letters of credit issued
           -----------------
by Bank One pursuant to the Original Financing Agreement and Section 5 of this Financing Agreement.

          "Letter of Credit Exposure" shall mean, as of the date such amount is
           -------------------------
to be determined, the sum of

     (a) the aggregate face amounts of all Letters of Credit that have not expired by their terms or have not been surrendered by the beneficiary prior to the expiration thereof (including the face amounts of any such letters of credit that have expired by their terms but have not been surrendered by the beneficiary and as to which the beneficiary asserts a right to present and/or have honored Drafts); less any
                                                                  ----
          portion of such face amounts that has been exhausted by the payment or acceptance of Drafts thereunder or otherwise; plus
                                                        ----

     (b)  the total dollar amount of

          (1) the amount of all Drafts under Letters of Credit which have been honored by Bank One or which Bank One has otherwise been required to pay but with respect to which Bank One has not yet received reimbursement from the Companies or the Guarantors, including without limitation the principal amounts of all outstanding Letter of Credit Loans; and

          (2) the amount of all Drafts under Letters of Credit which have been presented to Bank One but not honored by Bank One, which Bank One (in its sole discretion) determines it may yet honor or be required to honor or the amount of which it may otherwise be required to pay.

          "Letter of Credit Loan" shall have the meaning provided therefor in
           ---------------------
Section 5.3 of this Financing Agreement.

          "LIBOR Loan" shall mean those Loans for which the Companies have
           ----------
elected to use the LIBOR-Based Rate for interest rate computations.

          "LIBOR Period" shall mean the period of one month, three months, or
           ------------
six months, as selected by the Companies for a LIBOR Loan, subject to availability.

          "LIBOR-Based Rate" shall mean a per annum rate of interest equal to
           ----------------
the sum of the London Interbank Offered Rate plus the Applicable Spread.

           "Line of Credit" shall mean the commitment of the Lenders under
            --------------
Section 3 of this Financing Agreement to make the Revolving Loans to the Companies in the aggregate maximum principal amount, during any period, of the Commitment Amount set opposite such period below (as such amount may be adjusted under (ii) below), provided that, if during any such period an Extraordinary
                   -------------
Commitment Reduction is made, then (i) the Line of Credit for that period (beginning on the date the Extraordinary Commitment Reduction is made) shall be an amount equal to the Commitment Amount shown below for such period minus the
                                                                     -----
amount of such Extraordinary Commitment Reduction; and (ii) the Line of Credit for each subsequent period shall be equal to the lesser of(A) the amount determined under (i) above, or (B) the Commitment Amount shown below for such period.

          Period                                        Commitment Amount
          ------                                        -----------------
          Effective Date to 12/30/2000              $180,000,000
          12/31/2000 to 3/30/01                             168,750,000
          3/31/01 to 6/29/01                                157,500,000
          6/30/01 to 9/29/01                                146,250,000
          9/30/01 to 12/30/01                               135,000,000
          12/31/01 to 3/30/02                               123,750,000
          3/31/02 to 6/29/02                                112,500,000
          6/30/02 to 9/29/02                                101,250,000
          9/30/02 to 12/30/02                                90,000,000
          12/31/02 to 3/30/03                                78,750,000
          3/31/03 to 6/29/03                                 67,500,000
          6/30/03 to 9/29/03                                 56,250,000
          9/30/03 to 12/30/03                                45,000,000
          12/31/03 to 3/30/04                                33,750,000
          3/31/04 to 6/29/04                                 22,500,000
          6/30/04 to 12/31/04                                11,250,000

           "Loan Instruments" shall mean the Promissory Notes, the Security
            ----------------
Agreements, the Subordination Agreements, the Guaranties, Reimbursement Agreements, and all other agreements executed by the Companies, the Guarantors, and any of them in connection with the Original Financing Agreement or this Financing Agreement and any of the foregoing as the same may be amended, modified, supplemented or restated from time to time.

           "Loans" shall mean the Revolving Loans and the Letter of Credit
            -----
Loans.

           "London Interbank Offered Rate" shall mean the per annum rate of
            -----------------------------
interest, as determined by the Agent, at which dollar deposits in immediately available funds are offered to the principal banks in the London interbank market by other principal banks in that market two Business Days prior to the commencement of a period of either one month, three months or six months for which a Company shall have requested a quotation of the rate in amounts equal to the amount for which such Company shall have requested a quotation of the rate, increased by an amount equal to any increase, as determined by the Agent, in the cost to the Lenders of obtaining such deposits resulting from the imposition of any additional reserves or from any increase in the amount of reserves presently required by any United States or foreign Governmental Authority including, but not limited to, any marginal or extraordinary reserves imposed to give effect to monetary policy. Any determination by the Agent of increased costs of maintaining deposits made pursuant to the provisions of the preceding sentence shall be final, absent manifest error.

           "Mascotech" shall mean Mascotech Automotive Systems Group, Inc., a
            ---------
Michigan corporation.

           "Material Adverse Effect" shall mean, as the context requires, any
            -----------------------
thing or matter which would materially and adversely affect the business, operations, profits, properties or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, or a material and adverse effect on the business, operations, profits, properties or condition (financial or otherwise) of the Parent and its Subsidiaries.

           "Maturity Date" shall mean December 31, 2004.
            -------------

           "Multiemployer Pension Plan" shall mean a "multiemployer pension
            --------------------------
plan" as defined in Section 3(3 7) of ERISA in respect of which any Credit Party or any ERISA Affiliate is an "employer" as such term is defined in Section 3 of ERISA.

           "Navistar" shall mean Navistar International Transportation Corp.
            --------

           "Net Income" shall mean, for any period, the net income of Parent and
            ----------
its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

           "New Acquisition" means, with respect to any Credit Party, or
            ---------------
any Subsidiary of a Credit Party, the acquisition by it of all or any of the assets of any other Person or Persons, or any stock, partnership interest, or other ownership interest of any type whatsoever in any other Person or Persons, in a transaction or series of transactions after the Effective Date.

           "Nikko Agreement" shall mean the Technological License Agreement
            ---------------
dated October 1, 1994 among DRA, Nikko Electric Industry Co., Ltd. and Itochu International, Inc.

           "Obligations" shall mean all present and future indebtedness,
            -----------
obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed to the Lenders, the Agent, or any of them by the Companies (or by a Company, as the context indicates or requires) evidenced by or arising under, by virtue of or pursuant to this Financing Agreement or any other of the Loan Instruments, together with all costs, expenses and reasonable attorneys' fees incurred by the Agent, or any of the Lenders in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by the Agent or the Lenders, owed to some other Person, including, without duplication, (i) all loans and advances made or to be made by the Lenders to the Companies or any of them or to other Persons for the Companies' account pursuant to this Financing Agreement or any other of the Loan Instruments, together with interest thereon and any Prepayment Premiums due in connection therewith; (ii) any and all indebtedness and obligations which may from time to time and at any time be owing by the Companies or any of them or any other Person for such Company's account to any of the Lenders howsoever arising, whether now in existence or incurred by the Companies or any of them or any other Person for such Company's account from time to time and at any time hereafter pursuant to this Financing Agreement or any other of the Loan Instruments, (iii) indebtedness or obligations incurred by, or imposed on, any of the Lenders or the Agent as a result of environmental claims (other than solely as a result of gross negligence or willful misconduct by the Lenders or the Agent) arising out of any Company's operation, premises or waste disposal or storage practices or sites; (iv) the Companies' liability to the Agent or any of the Lenders as maker or endorser on any promissory note or other instrument for the payment of money; (v) all obligations, indebtedness and liabilities which may from time to time be owing by the Companies or any of them or any other Person for such Company's account to any of the Lenders or the Agent under Section 9 of this Financing Agreement; and (vi) the Companies' liability to any of the Lenders or the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders or the Agent may make or issue to others for any Company's account pursuant to the terms hereof, including any accommodation extended with respect to applications for Letters of Credit, the Agent's acceptance of drafts or the Agent's endorsement of notes or other instruments for any Company's account and benefit.

           "Operating Leases" shall mean all non-cancellable leases of property
            ----------------
(whether real, personal or mixed) with an initial term of more than one (1) year, other than a Capital Lease, which leases, in conformity with GAAP, are not required to be capitalized.

           "Original Closing Date" shall mean July31, 1994.
            ---------------------

           "Original Financing Agreement" shall mean the Financing Agreement
            ----------------------------
dated as of July 29, 1994, entered into among CITBC, Bank One, and DRA, as amended by a First Amendment to Financing Agreement dated January 6, 1995, among CITBC, Bank One, Dresdner, DRA, Nabco and Dillon, as amended and restated by that certain Amended and Restated Financing Agreement dated March 31, 1995, entered into among CITBC, Bank One, Dresdner, DRA, Nabco, Dillon, A&B Management, Inc., A&B Enterprises, Dalex, A&B Cores, R&L Tool and MCA, as amended and restated by that certain Second Amended and Restated Financing Agreement dated [January?] February 6, 1996, among CITBC, Bank One, Dresdner, and the Companies, as amended by the Amendment to the Second Amended and Restated Financing Agreement dated as of February 14, 1996, among CITBC, Bank One, Dresdner, and the Companies, as amended by the Second Amendment to the Second Amended and Restated Financing Agreement dated as of April 18, 1996, among CITBC, Bank One, Dresdner, and the Companies, as amended and restated by the Third Amended and Restated Financing Agreement dated as of August 2, 1996, among CITBC, Bank One and the Credit Parties by the First Amendment to Third Amended and Restated Financing Agreement dated as of August 30, 1996, among CITBC, Bank One, Dresdner, and the Credit Parties, as amended by the Second Amendment to Third Amended and Restated Financing Agreement and dated as of October 31, 1996, among CITBC, Bank One, Dresdner, Toronto, and the Credit Parties, as amended by the Third Amendment to Amended and Restated Financing Agreement dated as of December 13, 1996, among CITBC, Bank One, Dresdner, Toronto and the Credit Parties, as amended by the Fourth Amendment to Third Amended and Restated Financing Agreement dated as of May 8, 1997, among CITBC, Bank One, Dresdner, Toronto, the Credit Parties and Precision Alternator and Starter, Inc. and as amended by a letter agreement dated September 18, 1997

           "Other Collateral" shall mean all of each Company's now owned and
            ----------------
hereafter acquired deposit accounts of such Company maintained with any bank or financial institution; all cash and other monies and property of such Company, whether now owned or hereafter acquired, in the possession or control of the Agent or a Lender; all books, records, ledger cards, disks and related data processing software now owned or hereafter acquired by such Company that at any time evidence or contain information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

           "Out-of-Pocket Expenses" shall mean all present and future reasonable
            ----------------------
expenses incurred by any of the Lenders, the Agent, or the Agent's predecessor(s) relative to this Financing Agreement or the Original Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to "insufficient funds" of deposited checks and the Agent's standard fee relating thereto, lien search costs, title insurance premiums, UCC filing, search and amendment fees and costs, real estate survey costs, the Georgia General Intangible Tax, fees and taxes incurred in connection with filing of financing statements, continuation statements, assignments and amendments and other lien instruments, costs of preparing and recording mortgages or deeds of trust against the Real Estate, and amendments thereto, and all other costs, fees and expenses of, or incidental to the perfection, protection and presentation of the Agent's lien and security interest in the Collateral, all expenses, costs and fees set forth in Section 9 of this Financing Agreement, and fees, expenses and costs of the Agent or its representatives incurred in connection with all examinations and evaluation of Collateral.

           "Parent" shall mean Delco Remy International, Inc., a Delaware
            ------
corporation.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any
            ----
successor corporation or governmental entity.

           "Pension Plan" shall mean any "employee pension benefit plan" as
            ------------
defined in Section 3(2) of ERISA, including, but not limited to, plans subject to Title IV of ERISA, established or maintained by any Credit Party or any ERISA Affiliate or any such Plan to which any Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

           "Permitted Encumbrances" shall mean: (i) liens expressly consented to
            ----------------------
by the Agent, including, without limitation, the lien in favor of the City of Meridian encumbering certain of the

Equipment located at DRA's plant in Meridian, Mississippi; (ii) Purchase Money Liens; (iii) Customarily Permitted Liens; (iv) liens granted to the Agent for the benefit of the Lenders by any of the Credit Parties; (v) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $250,000 (other than liens bonded or insured to the reasonable satisfaction of the Agent); (vi) any compensating balance accounts which any of the Credit Parties are required to maintain with respect to any Permitted Indebtedness;
(vii) liens for taxes or assessments and similar charges, which are not yet due and payable or which are being diligently contested in good faith by any Credit Party by appropriate proceedings and with respect to which reserves to the extent required by GAAP have been provided on the books of such Credit Party, and which liens are not, other than with respect to Real Estate, senior to the liens of the Agent for the benefit of the Lenders and which liens are not in imminent danger of foreclosure; (viii) liens existing in connection with the indebtedness of the A&B Group described on Schedule 1.1 (ix) liens existing in
                                           ------------
connection with the indebtedness of the Power Group described on Schedule 1.2,
                                                                 ------------
and (x) liens that secure debt of a Person that is assumed or guaranteed by a Credit Party (or for which any Credit Party was obligated prior to becoming a Credit Party) in a New Acquisition that is permitted under Section 8.7(j) of this Financing Agreement.

           "Permitted Indebtedness" shall mean: (i) accounts payable arising in
            ----------------------
the ordinary course of business, including, without limitation, current liabilities in respect of taxes, assessments and governmental charges or levies, raw materials, supplies, Equipment, services, taxes or labor and labor-related costs; (ii) indebtedness of any Company which is subordinated to the prior final and indefeasible payment and satisfaction in full of such Company's Obligations by means of subordination agreements in form and substance in all respects satisfactory to the Agent for the benefit of the Lenders, including, without limitation, indebtedness evidenced by the GM Subordinated Note; (iii) indebtedness arising under Letters of Credit and this Financing Agreement; (iv) deferred taxes, FASB 106 and 112 and other expenses accrued by any Credit Party in the ordinary course of its business; (v) indebtedness under Capital Leases but only if both before and after giving effect to such Capital Lease, there shall not be Default or Event of Default; (vi) the indebtedness of the A&B Group set forth on Schedule 1.1 (vii) the indebtedness of the Power Group set forth on
             ------------
Schedule 1.2 (viii) Indebtedness evidenced by the 1996 Notes and the 1997 Notes
------------
and the Credit Parties' guaranties thereof; (ix) indebtedness which is assumed or guaranteed by any Credit Party (or for which any Credit Party was obligated prior to becoming a Credit Party) in a New Acquisition that is permitted under
Section 8.7(j) of this Financing Agreement; and (x) in addition to those items listed in clauses (i) through (xi) in this definition, other Indebtedness of the Credit Parties, including Indebtedness secured by Purchase Money Liens, provided that the Indebtedness for all of the Credit Parties included within this subsection (xi) does not exceed, in the aggregate, $5,000,000 at any one time.

           "Permitted Investment" shall mean (i) any evidence of indebtedness,
            --------------------
maturing not more than one year after the date of issue, issued by the United States of America or any instrumentality or agency thereof, the principal, interest and premium if any, of which is guaranteed fully by, or backed with the full faith and credit of, the United States of America and any repurchase obligations with respect thereto issued by a bank described in (iii) below, with a term of not more than one year; (ii) commercial paper, maturing not more than 9 months after the date of purchases, issued by a corporation (other than Parent or any of its Subsidiaries) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1"(or higher) according to Moody's Investors Services, Inc., or "A-1"(or higher) according to Standard & Poor's Corporation or any other short-term money market-type obligation of such a corporation maturing not more than 9 months from the date of issue; and (iii) any time deposit, certificate of deposit or acceptance maturing not more than one year from date of purchase issued by any bank or trust company which is a member of the Federal Reserve System, which has a combined capital and surplus and undivided profits of not less than $300,000,000, and whose short term obligations are rated "P-2" (or higher) according to Moody's Investors Service, Inc., or "A-2" (or higher) according to Standard & Poor's Corporation.

           "Person" shall mean an individuals, a corporation, a limited or
            ------
general partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

           "Pledge Agreements" shall mean the pledge agreements and the amended
            -----------------
and restated pledge agreements and stock powers executed and delivered by the Guarantors and Tractech pursuant to Section 2.4 of this Financing Agreement and pursuant to the Original Financing Agreement, as the same may be amended, modified, supplemented or restated from time to time.

           "Pledged Assets" shall mean the property and assets of the Guarantors
            --------------
that are subject to the pledge and security interests granted under their respective Pledge Agreements.

           "Power Group" shall mean Franklin, International, Marine Drive,
            -----------
Marine Corporation and Powrbilt.

           "Power Investments" shall mean Power Investments, Inc., an Indiana
            -----------------
corporation.

           "Power Investments Canada" shall mean Power Investments Canada Ltd.,
            ------------------------
an Alberta corporation.

           "Power Sellers" shall mean the sellers under the stock purchase
            -------------
agreement by and among Reman Holdings and the other parties thereto dated February 6, 1996.

           "Power Sellers-Acquisition Letters of Credit" shall mean those
            -------------------------------------------
letters of credit issued by Bank One described on Schedule 1.3 attached hereto.

           "Power Subordinated Debt" shall mean the subordinated notes of Reman
            -----------------------
Holdings to the Power Sellers.

           "Prepayment Premium" shall mean the excess, if any, as determined by
            ------------------
the Agent of: (i) the present value at the time of prepayment of the interest payments which would have been payable on account of an amount prepaid from the date of prepayment until the end of the LIBOR

Period during which interest would have accrued at the applicable LIBOR-Based Rate but for prepayment, over (ii) the present value at the time of prepayment of interest payments calculated at the rate (the "Reinvestment Rate") which the Agent then estimates it would receive upon reinvesting the principal amount of the prepayment in an obligation which presents a credit risk substantially similar (as determined in accordance with the commercial credit rating system then used by the Agent) to that which is then presented by the Loans for a period approximately equal to the balance of the LIBOR Period during which interest would accrue on the portion of the LIBOR Loan prepaid at the applicable LIBOR-Based Rate, but for prepayment. The discount rate used by the Bank in determining such present values shall be the Reinvestment Rate.

           "Prime Rate" shall mean the variable per annum rate of interest
            ----------
equal at all times to the rate of interest established and quoted by Bank One as its Prime Rate, such Prime Rate to change contemporaneously with each change in such established and quoted rate. In the event that Bank One, during the term hereof, shall abolish or abandon the practice of establishing and quoting its Prime Rate, or should the same or any Replacement Prime Rate (as such term is hereinafter defined) become unascertainable, the Agent shall select any alternative rate which in its judgment is substantially equivalent to the "Prime Rate" (or Replacement Prime Rate, as the case may be) being replaced, expressed as a per annum rate, and, effective as of the date notice of such selection is given by the Agent to the Companies, such selected alternative rate of interest (the "Replacement Prime Rate") shall constitute the "Prime Rate." The Prime Rate
      ----------------------
is a reference rate and shall not necessarily be representative of the rate of interest actually charged by Bank One on any loans or class of loans.

           "Principals" shall mean Citicorp Venture Capital, Ltd., the
            ----------
officers, directors and employee shareholders of the Companies, Mascotech, World Equity Partners, L.P. and their respective Related Parties and Affiliates.

           "Proceeds" shall have the meaning provided therefor in Article 9 of
            --------
the UCC.

           "Promissory Notes" shall mean the promissory notes delivered by one
            ----------------
or more of the Companies to the Lenders to evidence the Revolving Loans pursuant to this Financing Agreement, as the same may be amended, modified, supplemented or restated from time to time.

           "Purchase Money Liens" shall mean liens on any item of Equipment
            --------------------
acquired after the Original Closing Date provided that: (i) each such lien shall attach only to the property to be so acquired, (ii) a description of the property so acquired is furnished to the Agent by written notice, and (iii) the debt incurred in connection with all Equipment acquisitions shall not at any time exceed in the aggregate $2,500,000 at any one time outstanding and, in any event, shall not be deemed to include Capital Leases.

           "Ratio of Total Funded Debt to EBITDA" shall mean, with respect to
            ------------------------------------
any period, the ratio of Total Funded Debt to EBITDA. For purposes of determining the Applicable Spread, the Applicable Unused Commitment Fee and the Applicable LOC Fee, the Ratio of Total Funded Debt to EBITDA shall be determined on the basis of the financial statements of the Company for the most recent preceding four fiscal quarters of Parent provided to the Lenders pursuant to the requirements of Section 7.11, with prospective effect for the following fiscal quarter. The Applicable LOC Fee Percentage, the Applicable Unused Commitment Fee Percentage and the Applicable Spread shall be adjusted on the first interest payment date which follows receipt by the Agent of the financial statements upon which such adjustment is based. In the event that the Companies fail to deliver the financial statements and compliance certificates required under Section 7.11 for any month which ends a fiscal quarter of Parent, then the Applicable LOC Fee Percentage, the Applicable Unused Commitment Fee Percentage and the Applicable Spread shall be as stated in clause (i) of the definitions thereof from the date such financial statements were required to be delivered until the first interest payment date which follows delivery to the Lenders of such financial statements. It is noted that the Applicable LOC Fee Percentage, an Applicable Unused Commitment Fee Percentage, and an Applicable Spread are provided for a Ratio of Total Funded Debt to EBITDA greater than that which will be permissible under the terms of Section 8.13. For the avoidance of doubt, it is agreed that it is the intent of the parties that the Agent shall be free to exercise all remedies otherwise provided for in this Agreement in the event of the violation by the Companies of the covenant stated in Section 8.13, notwithstanding the calculation of commissions due on Letters of Credit, Unused Commitment Fees or the LIBOR-Based Rate in accordance with the definitions of Applicable LOC Fee Percentage, Applicable Unused Commitment Fee Percentage or Applicable Spread.

           "Real Estate" shall mean any Company's fee or leasehold interests in
            -----------
the real property which has been, or will be, encumbered, mortgaged, pledged or assigned to the Agent or its designee for the benefit of the Lenders.

           "REI" shall mean Remy Internationals, Inc., a Delaware corporation.
            ---

           "Reimbursement Agreement" shall mean an application for issuance of a
            -----------------------
Letter of Credit and reimbursement agreement in form and substance acceptable to Bank One from time to time.

           "Related Party" shall mean, with respect to any Principal, (i) any
            -------------
controlling stockholders, an 80% or more Subsidiary, or the spouse, parent or child (in the case of an individual) of such Principal, or (ii) any trust, corporation, partnership, limited liability company, or other entity, the beneficiaries, stockholders, parties, owners or Persons beneficially holding a 60% or more interest of such Principal or such other Person referred to in the immediately preceding clause (i).

           "Reman Holdings" shall mean Reman Holdings, Inc., a Delaware
            --------------
corporation.

           "Required Lenders" shall mean Lenders holding not less than sixty
            ----------------
percent (60%) of the sum of the outstanding principal balance of all Loans and the Letter of Credit Exposure.

           "Requirement of Law" shall mean as to any Person, the Certificate of
            ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

           "Retained Casualty Proceeds" shall mean, with respect to each
            --------------------------
Casualty Event, (i) the amount of Casualty Proceeds retained by a Credit Party pursuant to Section 7.16, to the extent such Casualty Proceeds exceed $500,000, minus (ii) the amount expended by any Credit Party (or which any of the Credit
-----
Parties have entered into a binding commitment to expend) within one year of the date such Casualty Proceeds are received for the replacement, restoration, rebuilding, or repair of the damaged or lost property or to replicate the overall productive capacity existing prior to such Casualty Event, not exceeding the amount described in (i). For purposes of Section 8.3(ii)(C), Retained Casualty Proceeds shall be the amount determined under the preceding sentence as of the date that is one year after the date the Casualty Proceeds are received.

           "Revolving Loan Availability" shall mean an amount equal to the Line
            ---------------------------
of Credit minus the sum of (i) the Letter of Credit Exposure, and (ii) the U.S.
          -----
Dollars equivalent of the aggregate indebtedness of the Canadian Subsidiaries to the Lenders under the Canadian Facility (if any), or if any of the Lenders are participants in the Canadian Facility, the U.S. Dollars equivalent of such Lenders' aggregate participation in the aggregate indebtedness of the Canadian Subsidiaries to Lenders under the Canadian Facility; all as of the date the Revolving Loan Availability is to be determined.

           "Revolving Loans" shall mean the revolving loans and advances made,
            ---------------
from time to time, to or for the account of the Companies by the Lenders pursuant to Section 3 of this Financing Agreement.

           "Security Agreements" shall mean, collectively, all instruments
            -------------------
executed in connection with this Financing Agreement or the Original Financing Agreement which create a lien or security interest from the Credit Parties or any of them, in favor of the Agent for the benefit of the Lenders, as the same may be amended, modified, supplemented or restated from time to time.

           "Seller" shall mean General Motors Corporation, a Delaware
            ------
corporation.

           "Senior Funded Debt" shall mean the amount of the Obligations as of
            ------------------
the date such amount is to be determined.

           "Settlement Date" shall mean the date, weekly, or more frequently, at
            ---------------
the discretion of the Agent that the Agent and the Lenders shall settle among themselves so that (i) the Agent shall not have, as Agent, money at risk and
(ii) on such Settlement Date each Lender shall own its Commitment Percentage of all outstanding Loans and the Letter of Credit Exposure, provided that each Settlement Date shall be a Business Day.

           "Subordinated Debt" shall mean the Indebtedness due or to become due
            -----------------
the Subordinating Creditors (and the notes evidencing such) which is subordinated to the prior final and indefeasible payment and satisfaction in full of the Obligations by a Subordination Agreement or another agreement in writing that is satisfactory in form and substance to the Agent.

           "Subordinating Creditors" shall mean (i) the Seller with respect to
            -----------------------
DRA, and (ii) _________________________________________________.

           "Subordination Agreements" shall mean, collectively, the agreements
            ------------------------
in form and substance satisfactory in all respects to the Agent, either pursuant to separate subordination agreements or pursuant to the specific provisions of the document or documents evidencing the relevant Subordinated Debt, pursuant to which the Subordinated Debt of DRA, Parent or any Subsidiary, as the case may be, is subordinated by the relevant Subordinating Creditors to the prior final and indefeasible payment and satisfaction in full of the Obligations to the Lenders.

           "Subsidiary" shall mean, with respect to any Person, any
            ----------
corporation, association, limited or general partnership, limited liability company or other business entity more than fifty-percent (50%) of the shares of voting stock or other voting interests of which, or more than fifty-percent (50%) of the beneficial economic interest of such, at the time are owned or controlled, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Financing Agreement shall refer to a Subsidiary or Subsidiaries of any of the Companies or of Parent.

           "Total Funded Debt" shall mean, with respect to Parent and its
            -----------------
Subsidiaries, on a consolidated basis, as of the date of determination, all interest-bearing Indebtedness.

           "UAW Agreement" shall mean, collectively, that certain agreement
            -------------
dated March __, 1997 between [DRA?] and the International United Automobile, Aerospace and Agricultural Implement Workers of America (the "UAW"), and those certain local agreements dated April 29, 1994 between the Delco Remy Division of Seller and Local 2185 of the UAW relating to the Meridian, Mississippi plant of DRA and dated March 30, 1994 between the Delco Remy Division of Seller and Local 662 of the UAW relating to the Anderson, Indiana plants of DRA.

           "UCC" shall mean the Uniform Commercial Code as adopted in the
            ---
State of Indiana, as the same may be amended from time to time.

           "Unused Commitment Fee" shall mean the fee due from the Companies,
            ---------------------
jointly and severally, to the Agent for the benefit of the Lenders in accordance with, and pursuant to, the provisions of Section 9.6 of this Financing Agreement.

           "U.S. Dollars" shall mean legal tender according to the laws of the
            ------------
United States of America.

           "World Debt" shall mean World Subordinated Debt Partners, L.P.
            ----------

           "World Debt Instrument" shall mean the Amended and Restated Senior
            ---------------------
Credit Agreement dated as of August 2, 1996, and the Loan Documents (as defined therein), as amended, modified, supplemented or restated from time to time.

           "World Debt Obligations" shall mean the Indebtedness of the Companies
            ----------------------
under the World Debt Instrument.

           "1996 Notes" shall mean Parent's 10-5/8% Senior Subordinated Notes due August 1, 2006, issued under the Indenture dated as of August 2, 1996, among Parent, National City Bank of Indiana, as trustee, and the other parties thereto, and such Indenture, and any substantially identical notes issued in exchange therefor pursuant to the terms of such Indenture.

           "1997 Notes" shall mean Parent's _____% Senior Notes due
            ----------
_____________, 2007, issued under the Indenture dated as of ______________,
1997, among Parent, ______________________________, as trustee, and the other parties thereto, and such Indenture, and any substantially identical notes issued in exchange therefor pursuant to the terms of such Indenture.

           "1997 Equity Offering" shall mean the initial public offering of
            --------------------
__________ shares of Parent's Class A Common Stock pursuant to ________________.


SECTION 2.     CONDITIONS PRECEDENT
               --------------------

           2.1 The obligations of each of the Lenders to extend the Loans to be made hereunder and of Bank One to issue Letters of Credit to be issued hereunder are subject to the satisfaction of, or waiver of, the following conditions precedent immediately prior to or concurrently with the execution of this Financing Agreement:

           (a) 1997 Equity Offering and Debt Offering. The Companies shall
               --------------------------------------
     furnish to the Agent evidence satisfactory to the Agent that Parent has completed the 1997 Equity Offering and the issuance of the 1997 Notes on terms satisfactory in all respects to the Lenders, and (i) has raised not less than $50,000,000 in the 1997 Equity Offering, and (ii) raised not less than $150,000,000 in the 1997 Equity Offering and the issuance of the 1997 Notes.

           (b) Payment of Certain Indebtedness. The GM Acquisition Debt, the
               -------------------------------
     A&B Subordinated Debt, the Power Subordinated Debt, and the World Debt Obligations, and all interest thereon, shall have been paid in full, the Companies shall have paid to Bank One, the Line of Credit Fee (as defined in the Original Financing Agreement) due and payable under the terms of the Original Financing Agreement on ___________________, and the Power Sellers-Acquisition Letter of Credit shall have been surrendered to Bank One without any draft or demand for payment having been made thereon.

           (c) Ballantrae Acquisition. The Companies shall furnish to the Agent
               ----------------------
     evidence satisfactory to the Agent that (i) the transactions contemplated by the Ballantrae Acquisition Agreement have been consummated, (ii) the indebtedness of outstanding under the Ballantrae Group Credit Agreement dated as of October 24, 1996 by and among Tractech, Lissaphuca Limited, Kraftube, Kraftube Management, Ballantrae and Bank One has been paid and satisfied in full, and that the obligation of Bank One to make loan advances thereunder has terminated; and (iii) that not less that $9,300,000 of the indebtedness to Dyneer Corporation evidenced by Tractech's $10,000,000 11% Subordinated Note due October 31, 2006, has been paid and satisfied in full.

           (d) Conversion of Subordinated Debt. The Companies shall furnish to
               -------------------------------
the Agent evidence satisfactory to the Agent that not less than $25,200,000 of the junior subordinated debt of_____________to Citicorp Venture Capital, Ltd. and Mascotech has been converted to equity upon terms and conditions satisfactory to the Lenders.

           (e) Opinions. Counsel for the Credit Parties shall have delivered to
               --------
the Agent for the benefit of each of the Lenders opinions substantially in the form of Exhibit 2.1 (e), subject to such assumptions and qualifications as are
        ---------------
acceptable to each of the Lenders.

           (f) Delivery of Documents. The following shall have been delivered to
               ---------------------
the Agent, each duly authorized and executed:

               (1) certificates of good standing for each Company and each Guarantor in their respective states of organization;

               (2) certified copies of resolutions of the Board of Directors of each Company authorizing the execution, delivery and performance of (i) this Financing Agreement, and (ii) any Loan Instruments to which it is a party, including, without limitation, its Guaranty, in each case certified by the Secretary or Assistant Secretary of each Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of each Company as to the incumbency and signature of the officers of each Company executing this Financing Agreement, the Loan Instruments and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

               (3) certified copies of resolutions of the Boards of Directors of each Guarantor authorizing the execution, delivery and performance of the Guaranties to be entered into by each of them and any other Loan Instruments executed by such Guarantor in connection with this Financing Agreement or its Guaranty, in each case certified by the Secretary or Assistant Secretary of such Guarantor as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of such Guarantor as to the incumbency and the signatures of the officers of the Guarantor executing the amended and restated guaranty and any other agreements delivered pursuant hereto, together with evidence of the incumbency and signature of such Secretary or Assistant Secretary;

               (4) copies of (x) the Articles of Incorporation of each of the Companies and the Guarantors and any amendments thereto, and
                    (y) the By-Laws (as amended though the date hereof) of each such Company and Guarantor, certified by the Secretary or Assistant Secretary of such Company or Guarantor;

               (5) an executed Officer's Certificate of each of the Companies and the Guarantors, satisfactory in form and substance to the Agents, certifying that: (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Effective Date; (ii) the Companies are in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred;

               (6) the completed, executed Certification and Confirmation previously delivered by Agent to the Companies respecting the addresses and locations of (i) chief executive offices and principal places of business of the Companies, (ii) operating facilities of the Companies, and (iii) any other locations where collateral is in the possession of bailees, warehousemen, lessees, or other third parties;

               (7) Good Standing Certificate for WWA for each jurisdiction in which it is qualified to do business;

               (8) a certified copy of Articles of Amendment for the name change of Precision Alternator and Starter, Inc. to World Wide Automotive Inc.;

               (9) all Leasehold Mortgages previously requested by the Lenders, and Landlord Waivers and Consents for the real estate which is subject to the Leasehold Mortgages;

               (10) an executed copy of Stock Purchase Agreement for WWA;

               (11) the executed UCC financing statement amendments previously delivered by Agent to the Companies relating to the name change of Precision Alternator and Starter, Inc. to World Wide Automotive Inc.;

               (12) the original, recorded Amended and Restated Mortgage,
                    Security Agreement and Assignment of Leases and Rents (Franklin, Indiana), as of November 20, 1996, executed by Franklin Power Products, Inc., together with the original title policy for such Mortgage; and

               (13) the original, recorded Amended and Restated Open-End
                    Mortgage, Security Agreement and Assignment of Leases and Rents (Findlay,

                    Ohio), dated as of November 20, 1996, executed by International Fuel Systems, Inc., together with the original title policy for such Mortgage.

           (g) Existing Collateral and Guaranty Documents. The Agent, for the
               ------------------------------------------
benefit of the Lenders, shall have received from the parties thereto, in form and substance satisfactory to each of the Lenders in all respects, such acknowledgments, confirmations, assignments, restatements, amendments, modifications or supplements of or to all instruments, documents and agreements duly executed by Parent or the Subsidiaries or any of them, the Agent or CITBC as predecessor Agent, in connection with any of the collateral, security or guaranties provided under the Original Financing Agreement, including without limitation the documents and agreements identified on Schedule 2.1(g) attached
                                                      --------------
hereto and made a part hereof for all purposes, as the Lenders deem necessary or appropriate to conform such instruments, documents and agreements to the terminology of this Financing Agreement, including, without limitation, the description of the Obligations, the Lenders, the Agent, the Collateral, the Loan Instruments, the Companies and other terms defined herein.

           (h) New Collateral and Guaranty Documents. The Agent, for the benefit
               -------------------------------------
of the Lenders, shall have received the following from the parties thereto, in form and substance satisfactory to each of the Lenders:


               (1)  Guaranties, in form and substance as Exhibit C attached
                                                         ---------
                    hereto, duly executed by Ballantrae and Kraftube Management;


               (2)  Pledge Agreements, in form and substance as Exhibit D
                                                                ---------
                    attached hereto, duly executed by Ballantrae for the purpose of pledging 100% of the Capital Stock of Tractech, Kraftube, and Kraftube Management to the Agent, for the benefit of the Lenders, and duly executed by Tractech for the purpose of pledging 65% of the Capital Stock of Tractech Limited to the Agent for the benefit of the Lenders;

               (3) a Patent Security Agreement, in form and substance as Exhibit E attached hereto, duly executed by Ballantrae;
                    ---------

               (4)  Mortgages, in form and substance as Exhibit F attached
                                                        ---------
                    hereto, duly executed by Tractech and Kraftube for the purpose of granting to the Agent, for the benefit of the Lenders, a first priority mortgage lien and security interest in their respective facilities located in ______________ and ______________ Michigan, together with mortgagee's title insurance policies on such real estate in amounts acceptable to the Lenders on the American Land Title Association form of mortgagee's title policy (1992 Revision), subject to a revolving credit endorsement in form acceptable to the Lenders, the ALTA form of Comprehensive Endorsement, and an ALTA form [3.][3.] zoning endorsement, but not subject to the standard exceptions as
                                     ---
                    to [rights of parties in possession and matters which would be disclosed by survey], easements now shown by the public records and mechanic's liens not shown by the public records, and otherwise the coverage shall be subject to no exceptions other than (A) easements and use restrictions and encroachments disclosed by survey which do not materially and adversely affect the value or marketability of the real estate or the usefulness of the real estate in the operations of the Company and (b) Permitted Encumbrances; and

               (5) all UCC financing statements and other documents, instruments and agreements, duly executed by the Credit Parties, as the Agent reasonable determines are necessary to create, perfect, or preserve the Liens intended to be created under this Financing Agreement and the Security Agreement.

           (i) Environmental Indemnity. The Companies shall have executed and
               -----------------------
delivered to the Agent, for the benefit of the Lenders, an environmental indemnity agreement in form and substance acceptable to the Lenders.

           (j) Absence of Default. No Default or Event of Default shall have
               ------------------
occurred and be continuing, nor shall there have been any Material Adverse Effect since _______________, 1997.

           (k) Legal Restraints/Litigation. At the date of execution of this
               ---------------------------
Financing Agreement, there shall be no (i) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or Parent or any Subsidiary of each, or their assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement, (ii) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or (iii) to the best knowledge of the Companies, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against any of the Companies or Parent or any Subsidiary of each, or their assets, which, in the opinion of the Agent, if adversely determined could reasonably be expected to have a Material Adverse Effect.

           (l) Disbursement Authorization. If necessary, the Companies shall
               --------------------------
have delivered to the Agent all information necessary for the Lenders to issue wire transfer instructions on behalf of the Companies for the initial loans or advances to be made under this Financing Agreement, including, but not limited to, disbursement authorizations in form acceptable to the Agent.

          2.2 The obligations of the Lenders to extend the Loans and of Bank One to issue Letters of Credit also are subject to the satisfaction of, or waiver of, the following conditions as of the date such satisfaction is required hereunder :

          (a)  Corporate Matters. (i) At the time any Revolving Loan is made for
               -----------------
     the purpose of financing a New Acquisition, the Agent shall have received copies of the resolutions adopted by the Boards of Directors (and, where required, the shareholders) of the Credit Parties authorizing the associated New Acquisition, and the execution, delivery, and performance of the Loan Instruments to be executed in connection therewith, certified by their respective corporate Secretaries or Assistant Secretaries as accurate, complete, and in full force and effect, together with certificates signed by the Secretary or Assistant Secretary and another executive officer of each Credit Party certifying the incumbency, authority, name and true signature of its officer(s) authorized to sign such Loan Instruments for and on its behalf.

          (ii) At the time any Loan Instrument is to be executed and delivered to the Agent under the terms of the Financing Agreement, the Agent shall have received copies of the resolutions adopted by the Boards of Directors (and, where required, the shareholders) of the Credit Parties executing such Loan Instruments authorizing the execution, delivery, and performance of such the Loan Instruments, certified by their respective corporate Secretaries or Assistant Secretaries as accurate, complete, and in full force and effect, together with certificates signed by the Secretary or Assistant Secretary and another executive officer of each such Credit Party certifying the incumbency, authority, name and true signature of its officer(s) authorized to sign such Loan Instruments for and on its behalf.

          (b)  No Event of Default. No Event of Default shall have occurred and
               -------------------
     shall then be continuing on such date or will occur as a result of the making of the requested Loan or the issuance of the requested Letter of Credit.

SECTION 3.     REVOLVING LOANS
               ---------------

          3.1 The Lenders severally agree, subject to the terms and conditions of this Financing Agreement, from time to time and within the Line of Credit, to make loans and advances to the Companies on a revolving basis (i.e., subject to
                                                               ----
the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans), initially, to repay all Revolving Loans (as defined in the Original Financing Agreement) and Revolving Acquisition Loans (as defined in the Original Financing Agreement) and thereafter, for working capital and other corporate purposes, including New Acquisitions to the extent otherwise permitted by this Financing Agreement. The outstanding principal balance of all Revolving Loans in the aggregate shall not exceed at any time the lesser of the Line of Credit or the Revolving Loan Availability. The outstanding principal balance of all Revolving Loans made by any Lender shall not exceed at any time such Lender's Commitment Percentage of the lesser of the Line of Credit or the Revolving Loan Availability. Each request for a Revolving Loan shall constitute a representation and warranty of the Companies that: (i) no Default or Event of Default has occurred and is continuing or will occur as a result of the making of the requested Revolving Loan, and (ii) the making of such requested Revolving Loan will not result in a violation of the provisions of the preceding sentences. Additionally, each request for a Revolving Loan shall be deemed to be a representation and warranty of the Companies that all of the representations and warranties contained in this Financing Agreement are correct in all material respects on and as of the date of such Revolving Loan as though made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date). All requests for Revolving Loans must be received by an officer of the Agent no later than 1:00 p.m., Indianapolis, Indiana time, on a Business Day on which such Revolving Loans are required. DRA shall act as Agent (the "Company Agent") for all Companies under this Financing Agreement for purposes of initiating borrowing requests, receipt of notices and selection of interest rate options hereunder, and the Agent and the Lenders shall be entitled to act upon and rely on the instructions of the Company Agent without independent verification. In no event shall prior recourse to any Accounts, to any of the Collateral, to other security or to other Companies be a prerequisite to the Agent's right to demand payment of any Obligation in accordance with the terms of this Financing Agreement.

     3.2 If, at any time, the aggregate amount of all outstanding Revolving Loans to the Companies pursuant to this Financing Agreement shall exceed the maximum amount set forth under Section 3.1 of this Financing Agreement, each of the Companies shall be jointly and severally liable to repay immediately the excess by an amount at least sufficient to cause the outstanding Revolving Loans to be equal to or less than such maximum amount.

     3.3 The joint and several obligation of the Companies to repay the principal amount of the Revolving Loans made pursuant hereto by the Lenders and to pay interest thereon shall be evidenced in part by the Second Amended and Restated Revolving Loan Promissory Notes dated as of the Effective Date substantially in the form of Exhibit B-I. The executed Second Amended and
                             -----------
Restated Promissory Notes shall be delivered to the Lenders no later than the Effective Date. At the time of the making of any Revolving Loan or payment thereof, as the case may be, each Lender may, and is hereby authorized to, make a notation on its books or records with respect to its Second Amended and Restated Revolving Promissory Note of the date and the amount of its Commitment Percentage of such Revolving Loan or the amount of any payment thereof. Such books or records as maintained by the Lenders shall, absent manifest error, constitute prima facie evidence of the outstanding principal balance of the
           ----- -----
Revolving Loans. Notwithstanding the foregoing, a Lender's failure to make a notation on its books or records with respect to any Revolving Loan shall not limit or otherwise affect the obligation of the Companies hereunder or under the Second Amended and Restated Revolving Loan Promissory Notes with respect to any Revolving Loan, nor shall such failure or error affect any rights of any Lender hereunder or under applicable law.

     3.4 It is expressly understood and agreed by each of the Companies that the Agent shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of (a) any Revolving Loans made to any of the Companies or (b) any of the Agent's expenses and charges relating thereto. The Companies jointly and severally agree in all respects that all Collateral and any other collateral security now or hereafter given to Agent for the benefit of the Lenders by any of the Companies (whether Accounts or otherwise) shall secure all Loans made to any of the Companies, and shall be deemed to be granted to the Agent for the benefit of the Lenders as security for any and all other Obligations of the Companies. In consideration thereof, each of the Companies hereby agrees to jointly and severally indemnify and defend the Lenders and hold the Lenders harmless from and against any and all liability, expenses, loss or claim of damage or injury made against any Lender by any of the Companies or by any third-party whatsoever arising from or incurred solely by reason of the method of handling the accounts of the Companies as herein provided, or the Agent relying on any instructions of DRA, or any other action taken by the Agent in accordance with this provision. The Companies confirm that the foregoing request was made because the Companies are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Companies as required for the continued successful operation of each of the Companies and theft integrated operation. Each of the Companies expects to derive benefits, directly or indirectly, from such availability since the successful operation of each of the Companies is dependent on the continued successful performance of the functions of the integrated group. In addition, the Companies have informed the Lenders that: (a) DRA is enhancing the operating efficiencies of the other Companies by purchasing, or causing to be purchased in DRA's name or otherwise, a significant portion of the materials, supplies, inventories and services required by the other Companies which will result in reducing the operating costs of the other Companies; and (b) since all of the Companies will hereinafter be engaged in an integrated operation that requires financing on an integrated basis and since each of the Companies expects to benefit from the successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each of the Companies in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of the Companies and the administrative functions of the Companies, each of the Companies has requested that all Revolving Loans be disbursed solely upon the request of DRA and to bank accounts managed solely by DRA and that DRA will manage for the benefit of each of the Companies the expenditure thereof

SECTION 4.       [Reserved.]
                 -----------

SECTION 5.       LETTERS OF CREDIT
                 -----------------

           5.1 Bank One hereby agrees, on the terms and subject to the conditions hereinafter set forth, to issue standby Letters of Credit at the request of and for the respective accounts of the Companies, for use in the ordinary course of their respective businesses, (including in connection with New Acquisitions that are permitted under Section 8.7(j) of this Financing Agreement); provided that, notwithstanding the provisions of Section 3.1,
            -------------


           (a) the aggregate Letter of Credit Exposure shall not at any time exceed the lesser of (i) $30,000,000.00 or (ii) the Line of Credit minus
                                                                        -----
     the aggregate outstanding principal balances of all Revolving Loans;

           (b) Bank One shall have no obligation to issue any Letter of Credit or Letters of Credit requested by a Company to be issued on a day if the issuance thereof would cause the

     Letter of Credit Exposure to exceed the lesser of (i) $30,000,000.00 or (ii) the Line of Credit minus the aggregate outstanding principal
                                -----
     balances of all Revolving Loans; and

          (c) Bank One in no event shall be obligated to issue any Letter of Credit (i) having an expiration date later than one year from the date of issuance or having an expiration date later than the Maturity Date; provided that Bank One, in its discretion and with the concurrence of the other Lenders to the extent such concurrence is required under the terms hereof, may issue one or more Letters of Credit providing for automatic extension of their expiration dates; (ii) if the issuance of such Letter of Credit on the terms requested would be contrary to, or in violation of the policies of Bank One or any requirement of applicable law; or (iii) at any time any Default or Event of Default shall have occurred and remain unremedied.

           Each Lender hereby agrees that, immediately upon the issuance of each Letter of Credit, such Lender shall purchase, and shall be deemed to have irrevocably purchased from Bank One (without the necessity of the execution or delivery by Bank One or the Lender of any further or additional document evidencing such purchase) a risk participation in such Letter of Credit and the obligations of Bank One with respect to Drafts thereunder, in an amount equal to such Lender's Commitment Percentage thereof.

           5.2 Whenever a Company desires the issuance of a Letter of Credit, the Company Agent shall deliver to Bank One a Reimbursement Agreement in form and substance acceptable to Bank One, executed by the Company Agent and such Company by their respective duly authorized officers, no later than 11:30 a.m. (Indianapolis time) at least three Business Days (or such shorter period as may be agreed to by Bank One in any particular instance) in advance of the proposed date of issuance. Such Reimbursement Agreement shall include a precise description of the documents and the verbatim text of any certificate to be presented by the proposed beneficiary with, or as a part of any Draft; provided that Bank One, in its sole judgment, may require changes in the description of any such documents and the text of such certificates; and provided further that, at the discretion of Bank One, each Letter of Credit shall provide that payment against a conforming Draft is not required to be made thereunder prior to the close of business on the third Business Day following presentment of such Draft. In determining whether to honor any Draft, Bank One shall be responsible only to determine that the documents and certificates required to be delivered with such Draft under the appropriate Letter of Credit have been delivered and that on their faces they are in substantial compliance with the requirements of that Letter of Credit. In the event of any conflict between the terms of any Reimbursement Agreement and the terms of this Financing Agreement, the terms of this Financing Agreement shall control; and the terms of a Reimbursement Agreement shall not be deemed to be in conflict with the terms of this Financing Agreement solely by reason of the fact that it addresses one or more subject matters that are addressed by this Financing Agreement and contains provisions that are different from those set forth in this Financing Agreement.

           5.3 Upon presentation of a Draft under any Letter of Credit by the beneficiary thereof, Bank One shall notify the Company Agent, the Agent and the Lenders of the receipt thereof not later than one Business Day prior to the date on which Bank One intends to honor such Draft. Such notice may be given by telephone or telecopy. Failure to give such notice or to give such notice in a timely manner shall not in any way affect or limit the respective obligations of the Companies and the Lenders hereunder.

     The Company Agent shall make or cause to be made an irrevocable deposit with the Agent (for the benefit of Bank One, if the Draft is made under a Letter of Credit) not later than 1:00 p.m., Indianapolis time, one (1) Business Day prior to the day on which the Draft is to be honored, in an amount equal to the full amount which is to be paid under such Draft, in good and collected funds (the "Reimbursement Amount"), specifying that it is depositing such money for
      --------------------
the sole purpose of funding the payment of such Draft, which Reimbursement Amount shall be immediately remitted by the Agent to Bank One to be used by it to settle its obligations under such Draft. The Agent shall not make demand on the Lenders as provided in the succeeding paragraph unless the Reimbursement Amount is not available to settle Bank One's obligations under such Draft.

     In the event the Company Agent fails to deposit the Reimbursement Amount, or if for any other reason the Reimbursement Amount is not available to settle Bank One's obligations under such Draft, the Agent shall make a demand on the Lenders for funding pursuant to this Section 5.3. Each Lender (other than Bank
One) shall forthwith (and in any event, no later that 1:00 p.m., Indianapolis time, on the day the Agent has indicated to the Lenders as the day such Draft is to be honored), make available to the Agent at its principal banking offices immediately available funds in an amount equal to such Lender's Commitment Percentage of the amount of the Draft, which funds shall be immediately remitted by the Agent to Bank One to be used by it to settle its obligations under such Draft. In addition, if for any reason the Reimbursement Amount is recovered in whole or in part from the Agent or Bank One or a recovery is obtained from the Agent or Bank One based on such deposit, then the Agent shall make demand on each Lender for, and each Lender shall pay to the Agent (for the account of Bank One if the recovery is obtained from it) an amount equal to such Lender's Commitment Percentage of the amount of the recovery (provided that Bank One shall not be required to make any such payment in regard to an amount recovered from it). Each payment by a Lender to the Agent pursuant to the preceding sentence of the amount of any Reimbursement Amount recovered, shall be deemed to be a Letter of Credit Loan payable with interest as provided below. If for any reason the foregoing payments to the Agent may not be deemed to be a Letter of Credit Loan, each payment by a Lender to the Agent shall be considered to be the purchase of a participation in Bank One's or the Agent's rights and claims arising as a result of such recovery, if any, in an amount equal to such Lender's Commitment Percentage thereof.

     The obligations of each Lender under this Section 5.3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Lender, the Company Agent, or any Company may have or have had against Bank One, as the case may be, including, without limitation, any defense based on any of the circumstances described in
Section 5.4; provided however, that no Lender shall be obligated to reimburse Bank One for any wrongful payment or disbursement made or to be made by Bank One under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Bank One. Payment of a Draft that does not comply with the terms of the

Letter of Credit against which it is presented shall not in any event be deemed to be wrongful or an act or omission constituting gross negligence or willful misconduct on the part of Bank One if such payment is made at the specific written request of the Company Agent in which the Company Agent waives the non-compliance of the Draft.

           The Companies jointly and severally hereby agree to reimburse Bank One (for the accounts of each of the Lenders in respect of their participations in the Letters of Credit and the related Letter of Credit Exposure), on demand, the amount paid by Bank One to settle its obligations in respect of each Draft under each Letter of Credit (whether such amount is paid by virtue of Bank One's honor of any Draft or otherwise) to the extent that a Reimbursement Amount is not available to Bank One for that purpose, with interest on such amount from the date payment is made by Bank One until the date Bank One is reimbursed therefor at a rate per annum (calculated on the basis of year consisting of 360 days and actual days elapsed) equal to the Default Rate of Interest, as in effect from time to time. The Companies' joint and several obligation to reimburse Bank One under this Section 5.3 shall immediately and automatically, without the necessity of any further act or the execution of any additional document, instrument, or agreement, constitute a demand loan made by Bank One, to the Companies, jointly and severally, on the date of such payment in a principal amount equal to the amount paid by it (each such loan being referred to herein as a "Letter of Credit Loan", and collectively as "Letter of Credit
                ---------------------                        ----------------
Loans") and participated by Bank One to each of the other Lenders in amounts
-----
equal to their respective Commitment Percentages of such Letter of Credit Loan. A demand for payment of each such Letter of Credit Loan shall be deemed to have been made by Bank One on the date of the corresponding payment by Bank One to settle its obligations under a Draft.

           5.4 The joint and several obligation of the Companies to reimburse Bank One in respect of drawings made under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Financing Agreement and the applicable Reimbursement Agreement (if and to extent the terms of such Reimbursement Agreement do not conflict with this Financing Agreement) under all circumstances, and notwithstanding any of the following circumstances:

     (1)   any lack of validity or enforceability of any Letter of Credit.

     (2) the existence of any claim, set-off, defense or other right which a Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent, any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between a Company and the beneficiary of any Letter of Credit);

     (3) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (4) payment by Bank One under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

     (5) any other circumstance or happening whatsoever which is similar to any of the foregoing; or

     (6) the fact that an Event of Default shall have occurred and be continuing;

provided however, that a Company shall not be obligated to reimburse Bank One for any wrongful payment or disbursement made or to be made by Bank One under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Bank One.

           Bank One may, but shall not be required to provide to the Company Agent copies of all instruments and documents constituting a Draft at the time notice of such Draft is given to the Company Agent, and in the event the Company for whose account the corresponding Letter of Credit was issued has any knowledge (however obtained) of any claim of non-compliance with the Company's instructions or with the terms of the Letter of Credit, or of discrepancies or other irregularities, such Company shall immediately notify Bank One thereof in writing, and all Credit Parties shall be deemed to have waived any such claim or defense against Bank One, the Agent or the other Lenders related thereto or arising therefrom unless such notice is given. The Company for whose account the Letter of Credit was issued shall be deemed to have knowledge of any such claim that is apparent on the face of copies of instruments and documents constituting a Draft that are provided to the Company Agent pursuant to the preceding sentence.

           Unless specified to the contrary in the Reimbursement Agreement for a Letter of Credit, or any amendment to a Letter of Credit, each Company agrees that Bank One and its correspondents may receive and accept any Draft drawn or presented under such Letter of Credit or other document otherwise in order, issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party who is authorized under such Letter of Credit to issue such Draft or other document, as complying with the terms of such Letter of Credit.

           5.5 The Companies, jointly and severally agree to protect, indemnify, pay and save the Agent and the Lenders harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Agent and the Lenders may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of Bank One, as determined by a court of competent jurisdiction, or (b) the failure of Bank One to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de
                                                                 -------    --
facto government or Governmental Authority (all such acts or omissions herein
-----
called "Government Acts").
        ---------- ----

           As between the Credit Parties, on the one hand, and the Agent and the Lenders, on the other, the Credit Parties assume all risks of the acts and omissions of, or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent and the Lenders shall not be responsible and shall have no liability (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any such Letter of Credit to comply fully with the terms and conditions of the agreement pursuant to which the Letter of Credit was procured and pursuant to which the beneficiary is entitled to draw upon such Letter of Credit; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a Draft under any such Letter of Credit or of the proceeds thereof; (g) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any Draft under such Letter of Credit;
(h) for any consequences arising from causes beyond the control of Bank One, the Agent, or the Lenders, including, without limitation, any Government Acts; and
(i) for any action taken or omitted by them, or any of them under or in connection with the Letters of Credit, if taken or omitted in good faith. None of the above shall affect, impair, or prevent the vesting of any of the Agent's or of any Lender's rights or powers hereunder.

           5.6   [Reserved.]

           5.7 Following an Event of Default which is continuing, the Companies agree that any action taken by the Agent or any of the Lenders, if taken in good faith under or in connection with any of the Letters of Credit, Reimbursement Agreements, Drafts, or any Collateral, shall be binding on the Companies and shall not subject the Agent or any of the Lenders to any resulting liability to the Companies. In furtherance thereof, the Agent shall have the full right and authority, following an Event of Default which is continuing, to:

           (a)   clear and resolve any questions of non-compliance of documents;

           (b) to give any instructions as to acceptance or rejection of any documents or goods; and

           (c) to grant any extensions of the maturity of time of payment for, or time of presentation of, any drafts, acceptances, or documents.

           5.8 Without the Agents express consent and endorsement in writing, the Companies agree: (a) not to grant any extensions of the maturity of, time of payment for, or time of presentation of, any Drafts or documents; and (b) after the occurrence of an Event of Default which is not cured or waived by the Agent on behalf of the Lenders, not to (c) clear and resolve any questions of non-compliance of documents, or (d) give any instructions as to acceptance or rejection of any documents or goods.

SECTION 6.       COLLATERAL
                 ----------

           6.1 As security for the prompt payment in full of all Obligations, each Company hereby pledges and grants to the Agent for the benefit of the Lenders and the Agent a continuing general lien upon and security interest in all right, title and interest, in, to an under its:

           (a)   Inventory;

           (b)   Equipment;

           (c)   Accounts;

           (d)   Documents of Title;

           (e)   General Intangibles;

           (f)   Intellectual Property;

           (g)   Investment Property;

           (h)   Real Estate;

           (i)   Other Collateral; and

           (j)   all Proceeds of any of the foregoing,

whether not owned or existing or hereafter acquired or arising, it being understood that none of the foregoing shall apply to any: (i) items to which a Purchase Money Lien shall attach and which by its terms specifically does not permit other security interests to attach thereto, or (ii) General Intangible which specifically prohibits assignment thereof and, in that case, only to the extent of such prohibition.

           6.2 The security interests granted by each Company hereunder shall extend and attach to:

           (a) All Collateral which is presently in existence and which is owned by such Company or in which such Company has any interest, whether held by such Company or others for such Company's account, and, if any Collateral is Equipment, whether such

     Company's interest in such Equipment is as owner, lessee (but in that event only to the extent specifically permitted under the terms of the relevant lease) or conditional vendee; and

           (b) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent, the Lenders or any Company from such Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by such Company, or to the sale, promotion or shipment thereof.

           6.3 Each Company agrees at its own cost and expense to keep its Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, giving due consideration to the age of the Equipment and normal wear and tear excepted, making any and all repairs and replacements when and where reasonably necessary. Each Company shall safeguard, protect and hold all Equipment for the Lenders' account and make no disposition thereof unless specifically permitted herein or such Company first obtains the prior written approval of the Agent. Except for sales specifically permitted herein, any sale, exchange or other disposition of any Equipment shall only be made by a Company with the prior written approval of the Agent, and the proceeds of any such sales shall not be commingled with such Company's other property, but shall be segregated, held by such Company in trust, solely for the Agent on behalf of the Lenders as the Lenders' exclusive property, and shall be delivered immediately by such Company to the Agent in the identical form received by such Company.

           6.4 The rights and security interests granted to the Agent and the Lenders hereunder are to continue in full force and effect until the later to occur of (a) final and indefeasible payment in full to the Lenders of all Obligations, and (b) the date on which no further Obligations may arise. Any delay or omission by the Agent or the Lenders to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

           6.5 To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, the Required Lenders shall have the right in their sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or the Lenders' rights hereunder.

           6.6 Any reserves or balances to the credit of any Company and any other property or assets of any Company in the possession of the Agent or the Lenders may be held by the Agent or the Lenders as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent or the Lenders may have in any other assets of any Company shall secure payment and performance of all now existing and future Obligations, including any and all costs, expenses and attorneys' fees and disbursements which the Agent may incur in connection with the exercise by or for the Lenders of any of the rights or powers herein conferred upon the Agent, or the prosecution or defense of any action or proceeding concerning any matter arising out of, connected with or related to this Financing Agreement or the Collateral. The Agent may in its sole discretion charge any or all of the Obligations of a Company hereunder to the account of such Company when due.

     6.7 This Financing Agreement and the Obligations of the Companies are and shall continue to be further secured by mortgages, deeds of trust or assignments on certain Real Estate. Each Company shall give to the Agent for the benefit of the Lenders from time to time such mortgage, deed of trust or assignment on its Real Estate not currently subject thereto (excluding that property in Gallatin, Tennessee that on the Effective Date is owned by a member of the A&B Group) and real estate acquired (that has a fair market value of $1,000,000 or more) or leased (under a lease that requires the payment of rents in excess of $200,000 per year) after the date hereof as the Required Lenders shall require in order for the Agent, for the benefit of the Lenders, to obtain a valid first lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are reasonably satisfactory to the Required Lenders and Permitted Encumbrances.

     6.8 Each Credit Party shall give to the Agent for the benefit of the Lenders, or shall cause the appropriate party to give to the Agent for the benefit of the Lenders, from time to time, such pledge or security agreements as the Agent shall require to obtain valid first liens on General Intangibles, Investment Property, and all of the Capital Stock of each Person who becomes a Subsidiary of such Credit Party after the Effective Date (or, in the case of such a Person which is an entity formed under the laws of a jurisdiction other than one of the United States of America and which has its principal office outside the United States of America, 65% of such Capital Stock), including, without limitation, delivery to the Agent of the relevant stock certificates and execution of all required stock powers.

     6.9 The Agent's sole duty with respect to the custody, safekeeping and physical preservation of any Collateral in its possession, under Section 9-207 of the UCC or otherwise, to the extent the same is applicable, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Company or otherwise.

SECTION 7.       REPRESENTATIONS, WARRANTIES, AFFIRMATIVE COVENANTS
                 --------------------------------------------------

           The Companies hereby jointly and severally, and each of the Guarantors as to itself only, warrant and represent, or covenant, as the case may be, to the Agent and the Lenders that:

           7.1   General Representations.
                 -----------------------

           (a)   Organization. Each Company and each Guarantor is a duly
                 ------------
     organized and validly existing corporation and is in good standing under the laws of the jurisdiction of its incorporation, has the requisite power and authority to own its property and to carry on its business as now conducted, and is qualified to do business in all states where the failure to so qualify would have a Material Adverse Effect.

           (b)   Authority. Each Company and each Guarantor has the full
                 ---------
     corporate power and authority to enter into, execute, deliver and carry out the terms of this Financing Agreement, the Security Agreements, the other Loan Instruments, and any other agreements or instruments executed in connection with any of the foregoing, to which it is a party and to incur the Obligations provided for therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or authorization of, filing with or notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Company or Guarantor in connection with the borrowings under this Financing Agreement or with the execution, delivery, performance, validity or enforceability of this Financing Agreement, the Security Agreements, or the other Loan Instruments to which such Company or Guarantor is a party.

          (c)    Enforceability. This Financing Agreement, the Security
                 --------------
     Agreements and the other Loan Instruments to which any Company or Guarantor is a party: (i) constitute a legal, valid and binding obligation of such Company or Guarantor, as the case may be enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and (ii) do not violate any terms, provisions, representations or covenants in its Certificate or Articles of Incorporation or by-laws, or of any loan agreement, mortgage, deed of trust, lease, security or pledge agreement, or indenture to which it is a party or by which it or its assets are bound.

          (d)    Accuracy of Information. No statement or information (other
                 -----------------------
     than projections, forecasts and pro forma financial information) contained in this Financing Agreement, any other Loan Instrument, or any other document, certificate or statement prepared and submitted in writing by the Companies, the Guarantors, or any of them prior to the date hereof to the Agent or the Lenders or any of them for use in connection with the transactions contemplated by this Financing Agreement, contained, when taken together with all other statements and information so prepared and submitted in writing prior to the date hereof, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by the Companies to be reasonable at the time made. As of the date hereof, there is no fact or circumstance known to any of the Companies or the Guarantors that would reasonably be expected to cause a Material Adverse Effect that has not been expressly disclosed in this Financing Agreement, in the other Loan Instruments or in such other documents, certificates and statements furnished to the Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Instruments.

     (e)   Business and Property.
           ---------------------

          (i) Except for Permitted Encumbrances, the liens and security interests granted in and pursuant to this Financing Agreement constitute and shall at all times constitute the first and only liens and security interests on the Collateral;

          (ii) each Company is or will be at the time any additional Collateral is acquired by it, the absolute owner of the Collateral, subject only to Permitted Encumbrances, with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others o ther than Permitted Encumbrances;

          (iii) the Companies will (at their expense) forever warrant and, at the Lenders' request, defend the Collateral from any and all claims and demands of any other Person other than Permitted Encumbrances;

          (iv) the Companies will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other Person other than the Agent, for the benefit of the Lenders, and the holders of the Permitted Encumbrances; and

          (v) the Equipment does not comprise a part of the Inventory of any Company and the Equipment is and will only be used by each Company in its business and will not be held for sale or lease, or removed from the premises where it is located as of the Effective Date (other than for repair, in which case, once repaired, the Equipment shall be immediately returned to the premises), or otherwise disposed of by such Company without the prior written approval of the Agent except as otherwise permitted in this Financing Agreement.

     (f)   Pending Litigation. There are no proceedings pending or, to the
           ------------------
knowledge of any of the Companies or the Guarantors, threatened against or affecting any Company or Guarantor in any court or before any Governmental Authority or arbitration board or tribunal which, whether individually or in the aggregate, so far as such Company can now reasonably foresee, would have a Material Adverse Effect; and no Company or Guarantor is in default with respect to any order or decree of any court, Governmental Authority or arbitration board or tribunal which so far as such Company or Guarantor can now foresee would cause a Material Adverse Effect.

     (g)   ERISA. As of the Effective Date, neither the Companies nor any of
           -----
their ERISA Affiliates maintains or contributes to any Employee Benefit Plans other than those identified on Schedule 7.1(g). None of the Pension Plans set
                               ---------------
forth on Schedule 7.1(g) is a Multiemployer Pension Plan. Each Company and
         ---------------
each of their ERISA Affiliates is in compliance with all applicable provisions of ERISA, the Code and the published interpretations under ERISA and the Code with respect to all Employee Benefit Plans except where non-compliance, when taken as a whole, would not cause a Material Adverse Effect on the Companies or any of its ERISA Affiliates. All Pension Plans intended to be qualified under
Section 401(a) of the Code will be drafted, and at all times thereafter will continue, to comply with the Code and ERISA and will be promptly submitted to the Internal Revenue Service for a determination that they are qualified under the Code and ERISA and will be promptly amended to the extent required by the Internal Revenue Service to remain qualified under the Code and ERISA. Each Company and each ERISA Affiliate (i) has fulfilled all obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan which is not a Multiemployer Pension Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Pension Plan, (iii) has not incurred and will not incur as a result of any of DRA's obligations or rights under the Asset Purchase Agreement or as a result of any of the A&B Group's obligations or rights under the A&B Acquisition Agreement or as a result of any of the Power Group's obligations or rights under the Power Acquisition Agreement any liability under Title IV of ERISA to the PBGC with respect to any Pension Plan, any Multiemployer Pension Plan or any trust established pursuant to such Title where such event would cause a Material Adverse Effect; and (iv) has not incurred and will not incur as a result of any of DRA's obligations or rights under the Asset Purchase Agreement or as a result of any of the A&B Group's obligations or rights under the A&B Acquisition Agreement or as a result of any of the Power Group's obligations or rights under the Power Agreement any liability under a self-funded Employee Benefit Plan that would cause a Material Adverse Effect. No Pension Plan, or trust created thereunder, has incurred any accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recently ended plan year of such Pension Plan which would cause a Material Adverse Effect. No Company and, to the knowledge of each Company, no ERISA Affiliate, Pension Plan or trust created thereunder or trustee or administrator thereof, has engaged in any "prohibited transaction" which could subject any such Person, or any other party dealing with such Pension Plan or trust, to the penalty or tax on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the Code. No Pension Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as such term is defined in Section 4043 of ERISA), other than "reportable events" not subject (pursuant to Section 4043 of ERISA) to the ERISA requirement for thirty-day notice to the PBGC, with respect to any Pension Plan or trust created thereunder and no

Company has notice of any reportable event with respect to any Multiemployer Pension Plan, which reportable event or events will or could result in the termination of such Pension Plan or Multiemployer Pension Plan or give rise to a material liability of such Company or any ERISA Affiliate.

     (h)   Federal Regulations. No part of the proceeds of the Loans will be
           -------------------
used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the regulations of such Board of Governors. If requested by the Agent, the Companies, or any of them, will furnish to the Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

     (i)   Investment Company Act: Other Regulations. No Credit Party is an
           -----------------------------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is subject to regulation under any Federal or state statute or regulation which limits its ability to incur the Obligations as contemplated hereby.

     (j)   Public Utility Holding Company Act. No Credit Party is a "holding
           ----------------------------------
company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (k)   Subsidiaries. Except as identified on Schedule 7.1(k), no Credit
           ------------                          ---------------
Party has any Subsidiaries as of the date hereof

     (l)   Acquisition Documents. As of the Effective Date, each Credit Party is
           ---------------------
in compliance with the material terms and conditions of the Acquisition Documents, the A&B Acquisition Agreement, and the Power Acquisition Agreement, to the extent the same are applicable to such Credit Party.

     (m)   Compliance. Each Credit Party (i) is in compliance with and in
           ----------
conformity to all laws, ordinances, rules, regulations, and all other legal requirements applicable to it, or its businesses, assets, or properties (including, without limitation, all Environmental Laws) the violation of which would have a Material Adverse Effect; and (ii) is in compliance with each order, writ, injunction, decree or demand of each court or regulatory body to which it, or any of its businesses, assets or properties is subject, the violation of which would have a Material Adverse Effect.

     (n)   Environmental Matters. Except as disclosed on Schedule 7.1(n), to the
           ---------------------                         ---------------
best knowledge of the Companies (i) no premises owned or occupied by or under lease to any Company have ever been used, and as of the date of this Financing Agreement, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances except in compliance with Environmental Laws, except such non-compliance or violation as would not reasonably be expected to have a Material Adverse Effect, and
     (ii) no Hazardous Substances have been released on any such premises in violation of any Environmental Law, except such non-compliance or violation as would not reasonably be expected to have a Material Adverse Effect, nor is there any threat of release of any Hazardous Substances on any such premises in quantities reasonably likely to result in a Material Adverse Effect.

           7.2   Books and Records.
                 -----------------

           (a) The Companies do and shall maintain proper and complete books and records pertaining to the Companies' business, assets and properties (including without limitation the Collateral) which shall be in such detail, form and scope as the Agent shall reasonably require. The Companies agree that the Agent or its agents may enter upon the Companies' premises at any time with reasonable prior notice during normal business hours, and from time to time, to inspect the Collateral, and any and all books and records pertaining thereto. Each Company shall give the Agent prior written notice of any change in the location of any Collateral (other than with respect to dispositions of Collateral specifically permitted under this Financing Agreement), other than to locations of such Company that as of the date thereof have been identified to the Agent as locations of such Company at which property of that type is or may be located. Each Company shall give the Agent prompt written notice of the existence or assertion of any security interest, lien, claim or encumbrance against the Collateral or any portion thereof that is not a Permitted Encumbrance, and of any other fact or circumstance that has had or reasonably may be expected to have an material adverse effect on the Collateral or the liens and security interests of the Agent, for the benefit of the Lenders, therein.

           (b) The Companies agree to execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral pledged to the Agent hereunder, the foregoing to be to the extent the same are or would be available to the Companies without an unreasonable burden to the Companies. The Companies' failure to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral.

           7.3   Government Requirements. The Companies shall comply with the
                 -----------------------
requirements of all state and federal laws necessary to grant to the Agent for the benefit of the Lenders valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. Each of the Credit Parties shall, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings with the United States Patent and Trademark Office and any filings of financing or continuation statements under the UCC) that from time to time may be necessary, or that the Agent may reasonably request, in order to create, preserve, perfect, confirm, validate, or protect the security interests granted or created pursuant to this Financing Agreement or any of the other Loan Instruments or to enable the Agent and the Lenders to obtain the full benefits thereof, or to enable the Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by law, each Credit Party hereby authorizes the Agent to execute and file financing statements and continuation statements without such Credit Party's signature appearing thereon. Each Credit Party agrees that a carbon, photographic, photostatic or other reproduction of this Financing Agreement or any Security Agreement or of a financing statement is sufficient as a financing statement. To the full extent permitted by law, each Credit Party authorizes the Agent and grants to the Agent a power of attorney (which is coupled with an interest and is irrevocable) to sign on such Credit Party's behalf and file financing statements, continuations statements, applications for certificates of title, notices, affidavits, and other documents and amendments thereto that the Agent reasonably deems necessary or desirable for the purpose of perfecting, protecting, and preserving the lien and security interest of the Agent in the Collateral.

     7.4 Insurance. The Companies shall maintain insurance on their assets and
         ---------
properties under such policies of insurance, with such responsible insurance companies, in such reasonable amounts and covering such insurable risks as are customarily maintained by similar businesses. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Lenders' interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. Certificates of insurance with respect to all policies are to be delivered to the Agent, with the loss payable endorsement in favor of the Agent for the benefit of the Lenders, and shall provide for not less than thirty (30) days' prior written notice to the Agent of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, the Agent may arrange for such insurance, but at the Companies' expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is continuing, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, have the sole right, in the name of the Agent or the Companies, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, and to apply the proceeds of such insurance to the Obligations in such manner and in such order as the Agent in its sole discretion shall determine.

     7.5 Intellectual Property. Each Company owns, or has the legal right to
         ---------------------
use, all Intellectual Property necessary for the conduct of such Company's business as conducted, subject only to Permitted Encumbrances. No claim has been asserted and is pending, or to such Company's knowledge, threatened, by any Person challenging or questioning the Company's ownership or use, or the validity or effectiveness of any such Intellectual Property which could reasonably be expected to cause a Material Adverse Effect. No Company knows of any claim or infringement on the rights of any Person against the Intellectual Property which could reasonably be expected to cause a Material Adverse Effect.

     7.6 ERISA Compliance. The Credit Parties shall, and shall cause each ERISA
         ----------------
Affiliate to, at all times with respect to each Pension Plan and Multiemployer Pension Plan (i) make timely payments or contributions required (A) to meet the minimum funding standards set forth in ERISA or the Code with respect thereto, or (B) to be paid as provided for by Section 515 of ERISA except where the failure to make such payments or contributions would not cause a Material Adverse Effect, and (ii) comply in all material respects with all other applicable provisions of ERISA and the Code. The Credit Parties shall not, at any time, permit: (i) the present value of all accumulated benefits obligations (determined in accordance with the assumptions used by the Credit Parties for purposes of complying with FASB Statement No. 87) under Pension Plans to exceed the fair market value of the assets allocable to such benefits at such time where such excess would cause a Material Adverse Effect, and (ii) the liabilities under a self-funded Employee Benefit Plan to equal an amount that would cause a Material Adverse Effect. The Credit Parties shall not, nor shall any of them permit any ERISA Affiliate to: (i) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code); (ii) incur with respect to any Pension Plan any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived; (iii) terminate any Pension Plan in a manner which reasonably could result in (A) the imposition of a lien on the Collateral, or (B) the creation of any liability under Section 4062 of ERISA; (iv) fail to make any payments required by Section 515 of ERISA; or (v) at any time be an "employer" (as such term is defined in Section 3 of ERISA) required to contribute to any Multiemployer Pension Plan if, at such time, it is reasonably possible that the Credit Parties will incur withdrawal liability in respect of such Multiemployer Pension Plan where such event would have a Material Adverse Effect.

     7.7 Approvals; Filings. No authorization, consent or approval of, or action
         ------------------
by, and no notice to or filing with any shareholder, government body or any other Person, which has not already been obtained, is required to authorize, or is required in connection with the execution, delivery and performance of this Financing Agreement, the Security Agreements, or the other Loan Instruments.

     7.8 Employee Matters. As of the Effective Date, none of the employees of
         ----------------
the Companies is subject to any collective bargaining agreement other than the UAW Agreement. There are no strikes or work stoppages, pending or, to the Companies' knowledge, threatened against any Company, other than employee grievances arising in the ordinary course of business, none of which could reasonably be expected to cause a Material Adverse Effect. The Companies shall from time to time notify the Agent as to any pending or threatened strikes or work stoppages, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have a Material Adverse Effect. The Companies shall provide Agent with true and correct copies of all collective bargaining agreements and other agreements entered into by any Company with the United Auto Workers or any other union.

     7.9  Taxes. Each Company has filed or caused to be filed and will file or
          -----
cause to be filed all federal, state and local tax returns which are due and, has paid and agrees to pay, when due, all taxes, assessments, claims, fees and other charges (herein, the "Taxes") lawfully levied or assessed upon any Company
                            -----
or the Collateral. If any of the Taxes remain unpaid after the date fixed for the payment thereof, unless such Taxes are being diligently contested in good faith by the Company which owes such Taxes by appropriate proceedings and with respect to which reserves to the extent required by GAAP have been provided on the books of the Company so contesting or if any lien shall be claimed thereunder which in the Agent's reasonable opinion is not a Permitted Encumbrance, the Agent may pay such Taxes on the Company's behalf, and the Companies shall be obligated to reimburse the Agent therefor on demand, with interest on the amount thereof at the Default Rate of Interest from the date such Taxes are paid by the Agent until the Agent is fully reimbursed.

     7.10 Compliance. Each Company agrees to comply with:
          ----------

      (a) all acts, rules, regulations, orders, writs, injunctions and directions of any legislative, administrative or judicial body or official, the failure to comply with which would reasonably be expected to have or result in a Material Adverse Effect; and

      (b) all Environmental Laws as presently existing or as adopted or amended in the future throughout the term of this Financing Agreement, applicable to the ownership or use of the Real Estate and operation of its business throughout the term of this Financing Agreement, the failure to comply with which would reasonably be expected to have or result in a material and adverse impact on the Collateral, or any material part thereof, or cause a Material Adverse Effect, except where the relevant Company is diligently contesting in good faith the foregoing in a manner which will not affect the Agent's lien thereon and with respect to which reserves to the extent required by GAAP have been provided on the books of the Company.

     7.11 Financial Reports, Documents and Other Information. Until termination
          --------------------------------------------------
of this Financing Agreement and the final and indefeasible payment and satisfaction in full of all Obligations due hereunder, the Companies agree that, unless the Required Lenders shall have otherwise consented in writing, the Companies will furnish, or will cause the appropriate Person to furnish, to the
Lenders:

      (a) Annual Financial Statements. Within one hundred twenty (120) days
          ---------------------------
     after the end of each fiscal year of Parent, (i) an audited Consolidated Financial Statement for such year, unqualified as to scope, audited by independent certified public accountants selected by the Companies and satisfactory to the Required Lenders, (ii) an unaudited Consolidating Financial Statement for such year, prepared by the Companies and (iii) any management letter issued to the board of directors of any Credit Party by such certified public accountants.

          (b) Quarterly Reports. Within sixty (60) days after the end of each
              -----------------
     fiscal quarter, unaudited Consolidating Financial Statements and Consolidated Financial Statements as at the end of such period and for such period, as the case may be.

          (c) Additional Information. Copies of each filing and report made by
              ----------------------
     Parent or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission, and of each communication from Parent or any Subsidiary to its shareholders or debtholders generally (including without limitation all reports and communications to the holders of the 1996 Notes and the 1997 Notes), promptly upon the filing or making thereof; and from time to time and at any time, such further information regarding the business affairs and financial condition of the Companies as the Agent may reasonably request and which is readily available, including, without limitation, annual consolidated cash flow projections for the Parent and its Subsidiaries in form satisfactory to the Agent.

          (d) Certificate. Each financial statement which the Companies are
              -----------
     required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Controller, Treasurer or Chief Financial Officer of Parent, pursuant to which such officer must certify that (i) the financial statement(s) fairly and accurately present(s) (A) for Parent, the Companies and the Subsidiaries on a consolidated basis, the financial condition as at the end of the particular accounting period, and
     (B) the operating results of Parent, the Companies and all Subsidiaries, on a consolidated basis, during such accounting period; and (ii) as of the end of the particular accounting period: (A) there has been no default or condition which, with the passage of time or notice, or both, would constitute a Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such
     --------  -------
     Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (B) the Companies have not received any notice of cancellation with respect to their property insurance policies. Each such certificate accompanying the quarterly financial statements provided under
     (b) above also must include calculation of any amounts and ratios necessary to determine compliance with the financial covenants set forth at Section
     8.13 of this Financing Agreement.

          7.12 Bank Accounts. Each Company shall maintain its primary deposit
               -------------
account with Bank One or another bank acceptable to the Agent.

          7.13 Hazardous Substances. If any Company or any Subsidiary should
               --------------------
commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in Schedule 7.1(n), such Company shall immediately notify the
                  --------------
Agent of the commencement of such activity with respect to each such Hazardous Substance. Each Company shall cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Company or any Subsidiary in reportable quantities to be accounted for and disposed of in compliance with all applicable federal, state and local laws and regulations.

          7.14 Landlord Waivers. The Companies shall use all commercially
               ----------------
reasonable efforts to deliver or cause to be delivered to the Agent, landlord lien waivers duly executed and delivered by all lessors of all leased premises on which any of the Collateral is or may be located, all in form and substance reasonably acceptable to the Lenders.

          7.15 [Reserved.]
               -----------

          7.16 Treatment of Casualty Proceeds. If a Casualty Event occurs with
               ------------------------------
respect to a Credit Party, then Casualty Proceeds related to that Casualty Event shall be payable to, and may be retained by any Credit Party so long as and to the extent that aggregate amount of all Casualty Proceeds retained by the Credit Parties pursuant to this Section 7.16 do not exceed $10,000,000, and no Event of Default has occurred and is continuing at the time such Casualty Proceeds are received.

SECTION 8. NEGATIVE AND FINANCIAL COVENANTS
           --------------------------------

     A. Until termination of this Financing Agreement and final and indefeasible payment and satisfaction in full of all Obligations, the Credit Parties jointly and severally agree that, without the prior written consent of the Agent, except as otherwise herein provided, none of the Credit Parties will:

          8.1 Create, incur, assume or suffer to exist, or permit any Subsidiary (other than REI and its Subsidiaries) to create, incur, assume or suffer to exist, any mortgage, deed of trust, assignment, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

          8.2 Incur or create any Indebtedness other than the Permitted Indebtedness;

          8.3 Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise expressly permitted by this Financing Agreement, or (ii) any of such Credit Party's assets; except that as long as no Default or Event of Default has occurred and is continuing, any Credit Party may dispose of assets, provided that (A) the aggregate fair market value of all such assets so
        -------------
sold, leased, transferred, assigned or otherwise disposed of by one or more of the Credit Parties in one or more transactions other than in the ordinary course of business does not exceed $12,500,000; (B) all Net Cash Available (as defined in the 1996 Notes) from Asset Dispositions (as defined in the 1996 Notes) and Retained Casualty Proceeds in excess of $10,000,000 (in the aggregate with respect to all Asset Dispositions and Casualty Events) shall be paid to the Agent, for the benefit of the Lenders, to reduce the outstanding balance of the Loans; and (C) an Extraordinary Commitment Reduction in an amount equal to such Net Cash Available and Retained Casualty Proceeds in excess of $10,000,000 shall occur as of the date such payment is made. Notwithstanding the foregoing, a Credit Party may sell, lease, assign, transfer or otherwise dispose of Collateral or other assets with the consent of the Required Lenders. Such consent may, at the discretion of the Required Lenders, be conditioned on (i) payment to the Agent of 100% of the proceeds of such Collateral or assets (net of legal, title and recording tax expenses, commission and other fees and expenses incurred, and all taxes required to be paid or accrued as a liability under GAAP as a consequence of such sale, lease, assignment, transfer or other disposition, and all payments of Indebtedness that is a secured by a Purchase Money Lien against such assets which is a Permitted Encumbrance, to the extent such payments are required by the holder of such Purchase Money Lien as a condition of the release of such assets from the lien), to reduce the outstanding balance of the Loans, (ii) the use by the Credit Parties of such proceeds in a manner that will not result in Parent being required to make an Excess Proceeds Offer, or (iii) such other additional or further conditions as the Required Lenders deem necessary or appropriate.

     8.4 (a) Merge or consolidate with any Person or otherwise alter or modify its corporate name, principal place of business, state of incorporation or existence, but (i) any Credit Party may merge or consolidate with any other Credit Party (including any Person which will become a Credit Party following such merger), provided that (A) Agent must receive an assumption agreement from
              -------------
the surviving corporation in form and substance satisfactory to the Agent providing that such surviving corporation shall be fully liable for all of the Obligations of the merged company, and (B) no Default or Event of Default has occurred and is continuing at that time or will result from the contemplated merger or consolidation, and (ii) any Company shall have the right to change its name or principal place of business; provided that, in the case of (i) or (ii),
                                     -------------
the merging or consolidating Credit Party or the Company changing its name or its principal place of business shall have given the Agent at least thirty (30) days' prior written notice of its intent to take any of the actions specified in either (i) or (ii), and such Company shall have fully protected the interest of the Agent in all Collateral owned by such Company by executing and filing any additional financing statements and other documents or notices as required by the Agent, the foregoing to be at the sole cost and expense of the Companies, or
(b) enter into or engage in any operation or activity materially different from that presently being conducted by the Companies unless such activity constitutes a reasonable extension of an existing product line of the Companies or a vertical integration to the Companies' existing businesses, in either event, as determined by the Companies in good faith;

     8.5 Assume, guarantee, endorse, or otherwise become liable for the obligations of any Person, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guarantees by any Credit Party of Permitted Indebtedness of any other Credit Party or any of its Subsidiaries (provided that no Credit Party may guarantee any Permitted Indebtedness of REI or any of its Subsidiaries), and (iii) as otherwise expressly permitted in this Financing Agreement;

     8.6 Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of its capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except (other than with respect to clause (b)(vi) below) that unless an Event of Default shall have occurred and be continuing, (a) any Subsidiary of a Company may pay dividends to such Company; (b) DRA may declare and pay dividends to Parent, and the A&B Group, Nabco or the Power Group, as the case may be, may pay dividends to A&B Holding and Reman Holdings which may in turn pay dividends to Parent or Reman Holdings in an aggregate amount per fiscal year equal to (i) a maximum of $500,000 to pay for, or reimburse or charge Parent for, reasonable legal, accounting and operating expenses of Parent so long as such expenses are actually paid, (ii) any taxes payable by Parent's consolidated group during such year so long as such payments do not exceed the taxes actually paid by Parent on behalf of Parent or such consolidated group, (iii) any amounts reasonably necessary to permit Parent to repurchase or redeem Parent's common capital stock from officers, directors or employees of DRA or any of Parent's Subsidiaries who are no longer employed by DRA or any such Subsidiary, so long as (A) the aggregate amount of all such dividends paid minus the aggregate amount received by Parent on the sales of such Parent's common capital stock to officers, directors and employees of DRA and the Parent's Subsidiaries does not at any time exceed on a cumulative basis $1,000,000 from the Original Closing Date and
(B) no Default or Event of Default shall have occurred and be continuing at the time such dividends are declared, (iv) amounts necessary to pay interest due on the 1996 Notes if such payment is not prohibited by the terms of the 1996 Notes which subordinate the Indebtedness thereunder to the Obligations, or to effect a purchase of 1996 Notes from the holders thereof pursuant to an Excess Proceeds Offer, (v) amounts necessary to pay interest due on the 1997 Notes, [or to effect a purchase thereof pursuant to ______________________], (vi) amounts necessary to finance New Acquisitions that are permitted under Section 8.7(j) of this Financing Agreement; (c) Reman Holdings or any of its Subsidiaries may (i) issue to the Power Sellers a note in exchange for common stock of Power Investments, the foregoing to be in accordance with the terms of the Shareholders Agreement (as that term is defined in the Power Acquisition Agreement) and provided the form of such note is satisfactory in form and substance to Agent and that such common stock shall have been pledged to the Agent, for the benefit of the Lenders, under a pledge agreement and other documents in form and substance reasonably satisfactory to the Agent, to secure the Obligations, and provided, further, no Default or Event of Default shall have occurred and be continuing, and (ii) issue to the Power Sellers cash in exchange for their interest in the common stock of Power Investments, the foregoing to be in accordance with the terms of the Shareholders Agreement referred to above so long as no Default or Event of Default shall have occurred and be continuing; (d) Reman Holdings may purchase stock of WWA pursuant to and in accordance with the Shareholders Agreement, dated as of May 8, 1997, among WWA (f/k/a Precision Alternator and Starter, Inc.), Reman Holdings, and Richard
L. Keiter, except that if such purchase is at the option of Reman Holdings such purchase may be made only so long as no Event of Default is then existing or would be caused by such purchase; and (e) DRA may declare and pay a dividend to Parent of; or may otherwise transfer for nominal value to any direct or indirect Subsidiary of Parent, all or any portion of the Capital Stock of either Autovill or Delco Remy International (Europe) GmbH, or both, owned beneficially or of record by DRA;

     8.7 Make any advance or loan to, or any investment in, any Person, except
(a) intercompany loans by any Company to the Canadian Subsidiaries provided that the aggregate amount outstanding on loans to the Canadian Subsidiaries from all Credit Parties shall not at any time or from time to time exceed $10,000,000 U.S. Dollars, provided further that upon the Canadian Subsidiaries entering into a financing agreement of their own with a Canadian-based lender (the "Canadian
                                                                      --------
Facility"), the then-outstanding intercompany loans to the Canadian Subsidiaries
--------
shall thereafter not exceed at any time or from time to time an aggregate of the lesser of (i) $10,000,000 U.S. Dollars less the U.S. Dollars equivalent of the maximum amount available to the Canadian Subsidiaries under the Canadian Facility, or (ii) $4,000,000 U.S. Dollars, (b) travel and relocation advances and arrangements made to employees pursuant to the Companies' policies and procedures, (c) Permitted Investments, (d) investments in, loans to or guaranties of loans to foreign corporations, partnerships, joint ventures, or REI, or any United States Subsidiaries investing in any of the foregoing, provided that (i) no Default or Event of Default has occurred and is continuing at the time such investment, loan, or guaranty is to be made, and (ii) such investments, loans, and guaranties shall not to exceed $100,000,000 in the aggregate for all Credit Parties at any time and from time to time (the Companies agree to provide to the Agent copies of any materials submitted to their boards of directors with respect to any such investment, loan or guaranty), (e) technology license payments not to exceed $2,560,000 in the aggregate to be paid pursuant to the Nikko Agreement, (f) the loan in an amount of $27,677,000 made by DRA to Parent to purchase the stock of Nabco and Dillon;
(vii) the loan in an amount of $33,413,000 made by DRA and Nabco to A&B Holding to purchase substantially all of the stock of the Companies in the A&B Group;
(g) the loan in the amount of $54,300,000 made by DRA to Reman Holdings to purchase substantially all of the stock of the Companies in the Power Group; (h) intercompany advances from any Credit Party to any other Credit Party so long as after giving effect to such advance (A) the aggregate fair value of the lending Credit Party's assets will not be less than aggregate book value of its liabilities, (B) it will be able to pay its debts as they become due, and (C) it will not have unreasonably small capital to carry on its business as then conducted absent extraordinary and unforeseen circumstances; (i) intercompany loans or advances by any Credit Party to Parent or any other Credit Party in order to enable Parent or such other Credit Party to pay interest due on the 1996 Notes or the 1997 Notes or to effect a purchase of 1996 Notes or the 1997 Notes from the holders thereof pursuant to an Excess Proceeds Offer or [pursuant to ___________________] prior to the occurrence of an Event of Default which is continuing; (j) New Acquisitions by any Credit Party provided that (i) the total
                                                     -------------
cost incurred by such Credit Party to acquire such assets or stock, partnership interest or other ownership interest including all debt of such other Person assumed or guaranteed by such Credit Party in connection with the acquisition, or, in the case of a Person which will become a Credit Party following such acquisition, for which such Person is obligated at the time of the acquisition (exclusive of debt consisting of accounts payable arising in the ordinary course of the business of such other Person or Persons which are not more than ninety
(90) days past due, including, without limitation, current liabilities in respect of taxes, assessments and governmental charges or levies, or claims for labor, materials, services, supplies and rentals) does not exceed $75,000,000.00 for each New Acquisition, and (ii) at the time of the acquisition, no Default of Event of Default has occurred and is continuing, and the acquisition does not and will not result in a Default or Event of Default (including, without limitation an Event of Default under Section 8.13, determined after giving effect to the New Acquisition on a pro forma basis in accordance with Section 8.13(f) as though such Person has been a Subsidiary for the period of the four consecutive fiscal quarters of Parent preceding the date as of which such compliance is to be determined) or under Section 8.11; and (k) intercompany loans or advances by any Company to Parent or any Subsidiary of Parent to finance a New Acquisition that is permitted by clause (j) above;

     8.8 (a) Except as required under the terms of the 1996 Notes with respect to an Excess Proceeds Offer, or as required under the terms of the 1997 Notes with respect to [____________________] pay any of the principal of the Indebtedness evidenced by the 1996 Notes or the 1997 Notes, or the GM Subordinated Note (whether by prepayment or voluntary or mandatory redemption or offer to purchase); (b) pay interest on the 1996 Notes (i) if any of the Obligations are not paid when due, (ii) payable during a Payment Blockage Period, as such term in defined in the 1996 Notes, or (iii) if otherwise precluded by the terms of subordination in the 1996 Notes; or (c) amend, modify, restate, or change in any respect the terms and conditions of the 1996 Notes, 1997 Notes or the GM Subordinated Note;

          8.9 Change any Credit Party's fiscal year; except that any one or more of the Credit Parties, upon written notice to the Agent, may change its fiscal year to a fiscal year ending July 31;

          8.10 (a) Issue or sell any of its Capital Stock or any equity interest of any class whatsoever (except that Parent may issue or sell its own Capital Stock), or (b) cause or permit Parent to issue capital stock in an underwritten public offering (other than the 1997 Equity Offering), unless the cash proceeds thereof (net of fees, commissions and expenses incurred in connection with such offering) received by Parent are applied to the reduction of the Obligations and provided further that an Extraordinary Commitment Reduction in the amount of the cash proceeds applied shall occur as of the date they are applied to the Obligations; or

          8.11 Permit any Subsidiary not listed on Schedule 7.1(k) (other than
                                                   ---------------
any Subsidiary of REI or any Subsidiary organized under the laws of Canada or any province thereof) to exist, unless such Subsidiary shall have executed and delivered to the Agent, for the benefit of the Lenders, and to the Lenders, such documents, instruments, and agreements as they or any of them may deem necessary or appropriate, by which such Subsidiary shall become subject to and agree to be bound by the terms of this Financing Agreement and any of the other Loan Instruments to which the Companies are parties as fully as if such Subsidiary was a party thereto on the Effective Date (whereupon such Subsidiary shall be deemed to be a "Company" as that term is used herein and therein) and for the creation, perfection, preservation, and protection of lien and security interest in favor of the Agent, for the benefit of the Lenders, in the Collateral of such Subsidiary.

     B. Until termination of this Financing Agreement and final and indefeasible payment and satisfaction in full of all Obligations due hereunder, the Credit Parties jointly and severally agree that:

          8.12 Parent and its Subsidiaries, on a consolidated basis, will not enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of Parent and its Subsidiaries, on a consolidated basis, during any fiscal year would exceed $4,500,000 (excluding Operating Leases of REI and its Subsidiaries which are not guaranteed by any Credit Party);

          8.13 (a) As of the close of each fiscal quarter of Parent, Parent and its Subsidiaries, on a consolidated basis, for the period of the four consecutive fiscal quarters which end on such close, shall have a Ratio of Total Funded Debt to EBITDA of not greater than 4.75:1 until September 30, 1998, and of not greater than the amounts set forth below from the date set forth below until the next date set forth below:

     From:                                  the following ratio:
     -----                                  --------------------
     9/30/98                                       4.5:1
     9/30/99                                      4.25:1
     9/30/2000 and thereafter                      4.0:1

     (b) As of the close of each fiscal quarter of Parent, Parent and its Subsidiaries, on a consolidated basis, for the period of the four consecutive fiscal quarters which end on such close, shall have a ratio of Senior Funded Debt to EBITDA of not greater than (i) 2.2:1 until September 30, 1998, (ii) 2.10:1 during the period beginning September 30, 1998 until September 30, 1999,
(iii) 2.05:1 during the period beginning September 30, 1999 until September 30, 2000, and (iv) 2.0:1 beginning September 30, 2000 and thereafter.

     (c) As of the close of each fiscal quarter of Parent, Parent and its Subsidiaries, on a consolidated basis, for the period of the four consecutive fiscal quarters which end on such close, shall have a ratio of EBIT to cash payments of interest of not less 1.15:1.

     (d) As of the close of each fiscal quarter of Parent, Parent and its Subsidiaries, on a consolidated basis, for the period of the four consecutive fiscal quarters which end on such close, shall have a Fixed Charge Coverage Ratio of not less than 1.5:1.

     (e) Parent and its Subsidiaries, on a consolidated basis, shall maintain at all times a ratio of Current Assets to Current Liabilities of not less than 1.5:1.

     (f) For purposes of calculating EBITDA on a pro forma basis to determine the effect of a proposed New Acquisition on compliance with the covenants in this Section 8.13, EBITDA shall be deemed to include the net income of the Person or business proposed to be acquired plus, without duplication and to the extent deducted in determining such net income, the sum of interest expense, income tax expense, non-cash FASB 106 and 112 expense, and depreciation and amortization expense (all determined in accordance with GAAP and based on audited financial statements or other financial statements acceptable to the Required Lenders) during the period of four fiscal quarters of Parent immediately preceding the date as of which EBITDA is to be determined.

     For all purposes of this Financing Agreement: (i) EBIT and EBITDA for periods that include periods preceding the acquisition of WWA shall be deemed to include the net income without duplication of WWA plus, without duplication and to the extent deducted in determining such net income, the sum of interest expense, income tax expense, non-cash FASB 106 and 112 expense, and (with respect to EBITDA) depreciation and amortization expense (all determined in accordance with GAAP and based on audited financial statements or other financial statements acceptable to the Required Lenders) during any portion of the period of four fiscal quarters of Parent immediately preceding the date as of which EBIT or EBITDA is to be determined that preceded the acquisition of WWA; (ii) EBIT and EBITDA for periods that include periods preceding the acquisition of Ballantrae shall be deemed to include the consolidated net income without duplication of Ballantrae and its Subsidiaries plus, without duplication and to the extent deducted in determining such net income, the sum of interest expense, income tax expense, non-cash FASB 106 and 112 expense, and (with respect to EBITDA) depreciation and amortization expense (all determined in accordance with GAAP and based on audited financial statements or other financial statements acceptable to the Required Lenders) during any portion of the period of four fiscal quarters of Parent immediately preceding the date as of which EBIT or EBITDA is to be determined that preceded the acquisition of Ballantrae; and
(iii) when calculating EBIT and EBITDA following a New Acquisition that is permitted under the terms of this Financing Agreement, EBIT and EBITDA shall be deemed to include the net income of the Person or business acquired plus, without duplication and to the extent deducted in determining such net income, the sum of interest expense, income tax expense, non-cash FASB 106 and 112 expense, and (with respect to EBITDA) depreciation and amortization expense (all determined in accordance with GAAP and based on audited financial statements or other financial statements acceptable to the Required Lenders) during the period of four fiscal quarters of Parent immediately preceding the date as of which EBIT or EBITDA is to be determined.

     8.14 The Companies agree to advise the Agent in writing of any notices any Company receives from any local, state or federal authority advising such Company of any environmental liability (real or potential) stemming from such Company's operations, its premises, its waste disposal practices, or waste disposal sites used by such Company or any violation of Environmental Laws which could reasonably be expected to cause a Material Adverse Effect and to provide the Agent with copies of all such notices if so required, and such Company or the Subsidiary shall establish appropriate reserves with respect to such potential financial liability;

     8.15 Without the prior written consent of the Required Lenders, each of the Companies agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with Parent or any Subsidiary or Affiliate of either the Companies or Parent on terms less favorable than would be the case if such transaction had been effectuated at arms's length with a Person other than an Affiliate, except that as to the Seller, the foregoing shall not apply to the extent any such transaction with the Seller that was contemplated in connection with and pursuant to the Acquisition, including, without limitation, the Ancillary Agreements (as such term is defined in the Asset Purchase Agreement) and except as to Navistar or any Affiliate of Navistar, the foregoing shall not apply to the extent of any transaction with Navistar or any Affiliate of Navistar in connection with and pursuant to the Memorandum of Understanding (as such term is defined in the Power Acquisition Agreement), and except for transactions otherwise permitted by this Financing Agreement;

     8.16 Without the prior written consent of the Required Lenders, each of the Companies agrees that it will not enter into any sales contracts, agreements or purchase orders which contain a specific right of offset, deduction or reduction in favor of a third party against any amounts owed to any Company; or

     8.17 Each of the Guarantors agrees that it will not own any assets other than Pledged Assets and those identified on Schedule 8.17.
                                            -------------

SECTION 9. INTEREST, FEES AND EXPENSES
           ---------------------------

     9.1 Interest on the Loans is a joint and several obligation of each of the Companies and (except as otherwise provided in this Financing Agreement) shall be at a rate equal to: (a) the Prime Rate on the outstanding balances of the Loans (other than LIBOR Loans) from time to time, or (b) the applicable LIBOR-Based Rate on the outstanding balances of the LIBOR Loans from time to time. Interest on the Loans shall be payable monthly, in arrears, as of the last day of each month. The Companies may elect to use the LIBOR-Based Rate as to any then outstanding Loans provided (a) there is then no Event of Default, (b) the Companies have notified the Agent and the Lenders of the election to use the LIBOR-Based Rate and the LIBOR Period selected no later than third (3rd) Business Day preceding the first day of a LIBOR Period. Such election and the LIBOR Rate shall be effective, provided there is then no Event of Default and the notification required under the preceding sentence has been given, on the first day of the LIBOR Period. The election of a LIBOR-Based Rate must be for a Loan in excess of $1,000,000 or integral multiples of $100,000 is excess thereof. If no such election to use a LIBOR-Based Rate is timely made or can be made or the LIBOR-Based Rate cannot be determined with respect to any Loan, interest shall accrue and be payable on such Loan at the Prime Rate. The Loans shall bear interest on the unpaid principal balance thereof. Interest shall be calculated on the basis of a 360-day year and actual days elapsed. The Agent shall be entitled to charge the Companies' accounts for interest at the rate(s) provided herein when due until all Obligations have been paid in full.

     9.2 To induce the Lenders to enter into this Financing Agreement, and to extend the Loans and other financial accommodations hereunder, the Companies jointly and severally covenant to pay the Agent, for the benefit of the Lenders, concurrently with the execution of this Financing Agreement, a commitment fee in the amount of $_______________, which commitment fee the Companies agree is reasonable and shall be fully earned and non-refundable as of the date paid.

     9.3 The Companies jointly and severally covenant and agree to pay to Bank One, on the date each Letter of Credit is issued, and on each anniversary of the issue date for as long as the Letter of Credit is outstanding, a commission equal to the Applicable LOC Fee Percentage of the maximum amount available to be drawn under the Letter of Credit as of the date such commission is due. The same shall be deemed fully earned and nonrefundable when due. The Companies shall pay Bank One's standard transaction fees with respect to any transactions occurring on account of any Letter of Credit. Transaction fees shall be payable upon completion of the transaction as to which they are charged. All such commissions and fees may be debited by Bank One to any deposit account of any of the Companies carried with Bank One without further authority, and in any event, shall be paid by the Companies within ten (10) days following billing.

     9.4 [Reserved.]

     9.5 The Companies jointly and severally covenant to reimburse or pay the Agent and each of the Lenders, as the case may be, for (a) all Out-of-Pocket Expenses, and (b) any applicable Documentation Fee.

     9.6 The Companies jointly and severally covenant to pay to the Agent, for the account of the Lenders, an Unused Commitment Fee for each partial or full calendar quarter during which the Line of Credit is outstanding equal to the Applicable Unused Commitment Fee Percentage per annum of the average daily excess of (a) the Line of Credit over (b) the sum of the outstanding principal balance of the Revolving Loans and the Letter of Credit Exposure. Unused Commitment Fees for each calendar quarter shall be due and payable within ten
(10) days following the Agent's submission of a statement of the amount due. Such fees may be debited by the Agent when due to any demand deposit account of any Company carried with the Agent without further authority.

     9.7 On the Effective Date and on the anniversary of the Effective Date in each year thereafter for the term of this Financing Agreement, the Companies jointly and severally covenant to pay to the Agent for its own account the Agent Fee, which Agent Fee shall be deemed fully earned and non-refundable as of the date paid.

     9.8 The Companies jointly and severally covenant to pay the Agent's standard charges for, and the reasonable fees and expenses of; the personnel of the Agent used by the Agent for reviewing the books and records of the Companies and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral, provided, however, that the foregoing shall not be payable until the occurrence of an Event of Default which is continuing if the Companies are current in paying the Agent Fee and then the Companies shall pay only such reasonable expenses in excess of the Agent Fee.

     9.9 The Companies hereby authorize the Agent to charge the Companies' accounts with the Agent with the amount of all payments due hereunder as such payments become due. The Companies confirm that any charges which the Agent may so make to the Companies' accounts as herein provided will be made as an accommodation to the Companies and solely at the Agent's discretion.

     9.10 The Companies jointly and severally covenant to pay (a) to the Agent, all reasonable attorneys' fees and expenses (including out-of-pocket disbursements) incurred by the Agent (including without limitation the fees and expenses of the Agent's special counsel, Baker & Daniels) in connection with the negotiation, preparation, typing, reproduction, execution, delivery, closing and, in the case of the Agent, administration of the transactions contemplated of this Financing Agreement and the other Loan Instruments, and all amendments, modifications, supplements and restatements thereof; and (b) to the Agent and the Lenders, all reasonable attorneys, fees and expenses (including out-of pocket disbursements) incurred by the Agent (including without limitation the fees and expenses of the Agent's special counsel, Baker & Daniels) in connection with the enforcement of this Financing Agreement and the other Loan Instruments, and the collection of the Obligations.

     9.11 The Companies jointly and severally covenant to pay to the Agent for the account of the Lenders, on demand (a) a Prepayment Premium in connection with any payment or prepayment of any LIBOR Loan on a date other than the last day of the LIBOR Period for such LIBOR Loan, and (b) upon the request of the Agent, such amount or amounts as shall compensate each Lender for any loss, costs or expenses incurred by such Lender (reasonably determined by such Lender) as a result of (i) any payment or prepayment of a LIBOR Loan on a date other than the last day of a LIBOR Period for such LIBOR Loan, or (ii) any failure of the Companies to borrow a LIBOR Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by such Lender during the period from the date of such failure to borrow to the last day of such LIBOR Period if the rate of interest obtained by such Lender upon the reemployment of an amount of funds equal to the amount of the LIBOR Loan the Companies failed to borrow is less than the rate of interest applicable to such LIBOR Loan for such LIBOR Period. The determination by the Lenders of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing the Lenders' calculation thereof in reasonable detail, shall be conclusive on the Companies in the absence of manifest error.

     9.12 If any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (for purposes of this paragraph, the term "Lender" shall include Lender and any domestic or foreign corporation, bank or bank holding company controlling Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequences of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, the Companies jointly and severally covenant to pay no later than fifteen (15) days following demand to such Lender such additional amount or amounts as will compensate such Lender for such reduction. In determining such amount or amounts, the Lender may use any reasonable averaging or attribution methods. The protection of this paragraph shall be available to such Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate the Lender with respect to this paragraph and the calculation thereof when delivered to the Companies shall be conclusive on the Credit Parties absent manifest error. The foregoing covenant of the Companies shall survive the termination of this Financing Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

     9.13 If any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

     (a) subject any Lender to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amounts payable hereunder or under any other documents (except for taxes on the overall net income of the Lender by the federal government of the United States of America and the jurisdiction in which the Lender maintains its principal office);

     (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Lender, including, without limitation, pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

     (c) impose on the Lender any other condition with respect to this Financing Agreement or any other documents and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its loan hereunder (including, without limitation, LIBOR Loans) by an amount that the Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that the Lender deems to be material, then, in any such case, the Companies jointly and severally covenant to pay the Lender, within fifteen (15) days following its demand, such additional costs or such reduction, as the case may be. The Lender shall certify the amount of such additional cost or reduced amount to the Companies and the calculation thereof and such certification shall be conclusive upon the Credit Parties absent manifest error. The foregoing covenant of the Companies shall survive the termination of this Financing Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

     9.14 (a) If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by the Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, such Lender shall promptly give notice (by telephone and confirmed in writing) to the Companies of that determination. Subject to the prior withdrawal of a request of borrowing or a notice of conversion or continuation or prepayment of the LIBOR Loans of such Lender, the obligation of such Lender to make or maintain its LIBOR Loans shall be terminated at the earlier of the termination of the LIBOR Period then in effect or when required by law and the Companies shall no later than the termination of the LIBOR Period in effect at the time any such determination pursuant to this paragraph is made or, earlier, when required by law, repay or prepay the LIBOR Loans of such Lender, together with all interest accrued thereon.

          (b) In connection with each LIBOR Loan, the Companies shall elect a LIBOR Period, provided that:
              --------

     (1) the initial LIBOR Period for any LIBOR Loan shall commence on the funding date of such LIBOR Loan;

          (2) in the case of immediately successive LIBOR Periods, each successive LIBOR Period shall commence on the day on which the next preceding LIBOR Period expires;

          (3) if a LIBOR Period would otherwise expire on a day that is not a Business Day, such LIBOR Period shall expire on the next succeeding Business Day; provided that if any LIBOR Period would otherwise expire on a day that is
     --------
not a Business Day but is a day of the month after which no further Business Day occurs in such month, such LIBOR Period shall expire on the next preceding Business Day;

          (4) any LIBOR Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last full calendar month of such LIBOR Period) shall, subject to subparagraph (5) below, end on the last Business Day of the last full calendar month at the end of such LIBOR Period; and

          (5) no LIBOR Period shall extend beyond the Maturity Date.

          9.15 In determining the application of Sections 9.13 and 9.14 of this Financing Agreement and in calculating the amount necessary thereunder to compensate any Lender for any reduction referred to therein, such Lender shall determine the applicability of such provisions and calculate the amounts payable to it thereunder in a manner which, in such Lender's reasonable judgment, is consistent with the manner in which it applies similar provisions and calculates similar compensation payable to it by other comparable borrowers having provisions in their credit agreements reasonably comparable to such sections.

SECTION 10. POWERS
            ------

          10.1 Each Company hereby constitutes and appoints the Agent or any person or agent the Agent may designate, as its attorney-in-fact, at such Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Companies' Obligations to the Lenders have been finally and indefeasibly paid in full:

          (a) After the occurrence of an Event of Default which is continuing to receive, take, endorse, sign, assign and deliver in the name of the Agent or such Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

          (b) After an Event of Default which is continuing, to receive, open and dispose of all mall addressed to such Company and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

          (c) To request from customers indebted on Accounts in the name of such Company or a certified public accounting firm selected by the Agent, prior to the occurrence of an Event of Default, or, after the occurrence of an Event of Default which is continuing, in the name of the Agent or such Company, or that of the Agent's designee, information concerning the Accounts and the amounts owing thereon;

          (d) After an Event of Default which is continuing, to transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for such Company's account;

          (e) To execute and deliver, in the name of such Company, to the extent the Agent may lawfully do so, financing statements or comparable security instruments to evidence more effectively the security interest of the Agent in the Collateral on behalf of the Lenders, provided, however, that this right is not intended to grant the Agent on behalf of the Lenders any greater security interest in the Collateral than otherwise contemplated by this Financing Agreement; and

          (f) After an Event of Default which is continuing, to take or bring, in the name of the Agent or such Company, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

          10.2 The powers conferred on the Agent on behalf of the Lenders hereunder are solely to protect the interests of the Agent on behalf of the Lenders in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its directors, officers, employees or agents shall be responsible to the Companies for any act or failure to act hereunder, except its own gross negligence or willful misconduct.

SECTION 11. EVENTS OF DEFAULT AND REMEDIES
            ------------------------------

     11.1 Each of the following events shall constitute an Event of Default:

          (a) the calling of a meeting of the creditors of any Company for purposes of compromising the debts and obligations of such Company;

          (b) the failure of any Company to generally meet debts as they mature;

          (c) the commencement by or against any Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;

          (d) any material warranty or representation contained herein or in any of the Loan Instruments in any other writing provided by any Credit Party to the Agent, for the benefit of the Lenders, shall be untrue in any material respect when made or when deemed made;

     (e) breach by any Credit Party of any covenant contained herein (other than those referred to in subparagraph (f) below), in any of the Loan Instruments, or in any other written agreement between any Credit Party and the Agent for the benefit of the Lenders, provided that such breach by any Credit Party of any of such covenants shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied for a period of twenty (20) days from the date of such breach;

     (f) breach by any Credit Party of any covenant of Section 8 (other than 8.1, 8.14 and 8.15), or 13.5;

     (g) failure of any Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Companies' accounts on the due date thereof;

     (h) breach by any of the Canadian Subsidiaries of the terms of the Negative Pledge Agreement, dated August 2, 1996, executed by the Canadian Subsidiaries in favor of the Agent, for the benefit of the Lenders, as the same may be amended, modified, supplemented or restated from time to time;

     (i) any Credit Party shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any "Reportable Event" as defined in ERISA (as to which the 30-day notice requirement has not been waived), (iv) terminate any Pension Plan,
(v) incur any withdrawal liability with respect to any Pension Plan, or (vi) be engaged in any proceeding in which the PBGC shall seek appointment, or is appointed, as trustee or administrator of any Pension Plan, and with respect to this Section 11.1(i), any such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) would subject such Credit Party to any tax, penalty or other liability which would have a Material Adverse Effect;

     (j) without the prior written consent of the Required Lenders, any Credit Party shall (i) amend or modify any of the Subordinated Debt, or (ii) make any payment on account of any of the Subordinated Debt, in each case except as permitted in the relevant Subordination Agreement or any subordination agreement hereafter approved by the Required Lenders in connection with such Subordinated Debt;

     (k) a Change of Control shall occur, or at any time (i) less than 100% of the Capital Stock of each Company, A&B Holdings, Reman Holdings, Ballantrae and any domestic Subsidiary of any of them that becomes such after the Effective Date, and less than 82.5% of the Capital Stock of Power Investments, shall be owned by Parent and pledged to the Agent for the benefit of the Lenders, or (ii) less than 82.5% of the Capital Stock of WWA shall be owned by Reman Holdings and pledged to the Agent for the benefit of the Lenders;

     (1) a default or event of default by any Credit Party, pursuant to (i) the Subordinated Debt, (ii) the 1996 Notes, (iii) the 1997 Notes, or (iv) any agreement, instrument or contract relating to indebtedness for borrowed money individually or in the aggregate in excess of $1,000,000 to which or by which a Credit Party is at any time bound or affected, or such Credit Party shall fail to perform or observe any of its agreements or covenants thereunder and (x) such default or event of default or failure shall consist of a default by such Credit Party in the payment at maturity or when first due and payable of all or any part of the indebtedness of such Credit Party under any such document, or (y) such default or event of default shall result in all or any part of the indebtedness of such Credit Party under any such document becoming or being declared due and payable prior to the date on which such indebtedness or any part thereof would otherwise have become due or any part thereof would otherwise have become due and payable, or (z) any such default, event of default or failure shall continue for such period of time as would permit, or would have permitted (assuming the giving of appropriate notices) the holders of indebtedness of such Credit Party to accelerate the maturity of all or any part of such indebtedness under any such document;

          (m) a default by DRA under any of the Acquisition Documents or if any of the Acquisition Documents are terminated by Seller (or any successor thereto) prior to its scheduled termination date, which default would have a Material Adverse Effect on DRA;

          (n) a default by any member of the A&B Group under the A&B Acquisition Agreement or if any of the documents or agreements executed in connection therewith are terminated by the A&B Sellers prior to its scheduled termination date, which default would have a Material Adverse Effect;

          (o) a default by any member of the Power Group under the Power Acquisition Agreement or if any of the documents or agreements executed in connection therewith are terminated by the Power Sellers prior to its scheduled termination date, which default would have a Material Adverse Effect;

          (p) a default beyond any applicable grace or cure period by any Canadian Subsidiary under any financing arrangement now or hereafter existing for the benefit of the Canadian Subsidiaries, which default would have a Material Adverse Effect;

          (q) any Credit Party is dissolved or liquidated or any action is taken or not taken which may result in its dissolution or liquidation; and

          (r) any Credit Party fails to pay or otherwise discharge any one or more judgments or attachments against it within sixty (60) days of the date such judgment or attachment becomes binding upon it or its assets or property, if such unpaid and unsatisfied judgments and attachments exceed $2,000,000 in the aggregate, exclusive of those which are being contested in good faith and enforcement or execution of which has been stayed and for which adequate reserves in accordance with GAAP are maintained.

          11.2 Upon the occurrence of a Default or an Event of Default, at the option of the Required Lenders, the obligation of the Lenders to make Revolving Loans and of Bank One to issue

Letters of Credit shall cease unless and until such Default or Event of Default is waived or cured, and at the option of the Agent, upon the occurrence of an Event of Default which is continuing:

          (a) all Obligations shall become immediately due and payable;

          (b) the Lenders may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 9 of this Financing Agreement; and

          (c) the Lenders may immediately terminate this Financing Agreement upon notice to the Companies, provided that no notice of termination is required if the Event of Default is the event listed in Section 11.1(c). The exercise of any option is not exclusive of any other option which may be exercised at any time by the Lenders acting through the Agent.

     11.3 Immediately upon the occurrence of any Event of Default which is not cured or waived, the Agent shall have all of the rights of a secured party under UCC and other applicable law, and may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of any Company or the Agent, and generally shall have all other rights respecting said Accounts, including, without limitation, the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of any Company or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) execute any endorsements, assignments or other instruments of conveyance or transfer in connection with any disposition of the Collateral;
(e) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Collateral without judicial process, and to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same; and (f) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of any Company or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate. The Companies agree, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of the Companies or any of them or elsewhere and to make available to the Agent the premises and facilities of the Companies jointly and severally for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days' notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Companies' Obligations, whether due or to become due, in such order as the Agent may elect, and the Companies shall remain jointly and severally liable to the Agent and the Lenders for any deficiencies, and the Agent in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Each mortgage, deed of trust or assignment on the Real Estate shall govern the rights and remedies of the Agent and the Lenders with respect thereto.

SECTION 12. TERMINATION
            -----------

     Except as otherwise permitted herein, this Financing Agreement shall terminate on the Maturity Date. The Companies may terminate this Financing Agreement and the Line of Credit prior to the Maturity Date by giving the Agent at least sixty (60) days' prior written notice of termination, stating the effective date of such termination. On the effective date of termination stated in such notice, all of the Obligations shall be due and payable in full, and the Line of Credit shall be reduced to $0 without the necessity of further action on the part of the Agent or any of the Lenders. The Companies also may terminate the Line of Credit in part from time to time upon seven (7) days prior written notice to the Agent; and for purposes hereof, each such termination shall constitute an Extraordinary Commitment Reduction.

     In addition, and notwithstanding the foregoing, the Agent may terminate this Financing Agreement immediately upon the occurrence of an Event of Default which is not cured or waived. All Obligations shall become due and payable as of any termination hereunder or under Section 11 hereof and, pending a final accounting, the Agent may withhold any balances in the Companies' accounts (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Companies' Obligations, whether absolute or contingent.

     All of the Lenders' rights, liens and security interests shall continue after any termination until all Obligations have been finally and indefeasibly paid and satisfied in full and no additional or further Obligations may arise.

SECTION 13. MISCELLANEOUS
            -------------

     13.1 Each of the Companies hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder, or available to the Lenders at law or in equity or both, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     13.2 Except as otherwise herein specifically set forth, this Financing Agreement, the Loan Instruments, and the other documents executed and delivered in connection herewith constitute the entire agreement and understanding among the Credit Parties, the Lenders and the Agent, and supersede any and all prior negotiations, commitment letters, memoranda, correspondence, agreements, discussions and understandings relating to the subject matter hereof. Any modification, amendment or waiver of or with respect to any provision of this Financing Agreement must be made in writing signed by both the Credit Parties and the Agent, and shall bind and benefit the Credit Parties and the Lenders, the Agent and their respective successors and, subject to the terms hereof with respect to the Credit Parties, assigns.

     13.3 It is the intent of the Companies and the Lenders to conform strictly to all applicable state and federal usury laws. In no event shall the Companies, upon demand by the Agent, on behalf of the Lenders, for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest, fees or any other charges, individually or in the aggregate, in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Lenders, acting through the Agent shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Lenders, acting through the Agent, ever receive, collect or apply any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

     13.4 If any provision hereof or of any other agreement made in connection herewith or any part of any of the foregoing is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance; provided, however, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     13.5 THE CREDIT PARTIES, THE AGENT, AND THE LENDERS HEREBY VOLUNTARILY KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR

AMONG THE CREDIT PARTIES, THE AGENT AND THE LENDERS, OR ANY OF THEM, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER LOAN INSTRUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDERS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN INSTRUMENTS.

     THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN INSTRUMENTS (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. THE CREDIT PARTIES AGREE THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN MARION COUNTY, INDIANA AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, INDIANAPOLIS DIVISION, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS FINANCING AGREEMENT OR ANY OTHER LOAN INSTRUMENT AND THE CREDIT PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. THE CREDIT PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, WANE PERSONAL SERVICE OF PROCESS AND CONSENT TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT. THE CREDIT PARTIES HEREBY ALSO ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO INTERPOSE ANY DEFENSE BASED ON STATUTE OF LIMITATIONS OR ANY CLAIM OF LACHES.

     13.6 At any time and from time to time, upon the request of the Agent, the Credit Parties shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such other documents or instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the terms of this Financing Agreement and the other Loan Instruments.

     13.7 The rights and obligations of the Credit Parties under this Financing Agreement shall not be assigned or delegated, in whole or in part, by any of the Credit Parties without the prior written consent of the Agent, and any purported assignment or delegation without the prior written consent of the Agent shall be void.

     13.8 Except as otherwise herein provided, any notice, request, report or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered, upon receipt when hand delivered, one day after being sent via commercial, nationally recognized overnight courier service, or upon being sent by telecopy or telex, or three days after deposit in the United States mails, with proper first class postage prepaid and in each case addressed to the party to be notified as follows:

                 If to the Agent or Bank One, at:

                         Bank One, Indianapolis, National Association
                         Bank One Center/Tower
                         111 Monument Circle, Suite 1911
                         Post Office Box 7700
                         Indianapolis, Indiana 46277-0119

                         Attention:  Manager, Regional B Banking Department
                         Fax:  (317) 321-8830

                                     and to

                         Baker & Daniels
                         300 North Meridian Street
                         Suite 2700
                         Indianapolis, Indiana 46204

                         Attention: Stephen A. Claffey, Esq.
                         Fax: (317) 237-1000

                 If to CITBC, at:

                         The CIT Group/Business Credit, Inc.
                         1211 Avenue of the Americas
                         New York, New York 10036

                         Attention:  Mr. Robert Smith
                                     Senior Vice President
                         Fax: (212) 536-1295

                                     and to

                         Siller Wilk LLP
                         747 Third Avenue
                         38th Floor
                         New York, New York 10017-2803

                         Attention: Stephen I. Siller, Esq.
                         Fax: (212) 752-6380


                 If to Dresdner, at:

                        ------------------------------

                        ------------------------------

                        ------------------------------


                 If to Toronto, at:


                        ------------------------------

                        ------------------------------

                        ------------------------------


                 If to any of the Credit Parties at:

                         Delco Remy America, Inc.
                         2902 Enterprise Drive
                         Anderson, Indiana 46013

                         Attention: Chief Financial Officer
                         Fax: (317) 778-6424

                                     and to

                         Dechert Price & Rhoads
                         1717 Arch Street
                         Philadelphia, Pennsylvania 19103

                         Attention: G. Daniel O'Donnell, Esq.
                         Fax: (215) 994-2222


or to such other address as any party may designate for itself by like notice. Any notice given to DRA shall be deemed to be notice to all of the Credit Parties.

     13.9 This Financing Agreement and the other documents referenced herein or contemplated hereby represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties hereto. There are no unwritten oral agreements among the parties. Each Credit Party, the Agent and each Lender acknowledge that each has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Financing Agreement and the other Loan Instruments in connection herewith with its legal counsel and that this Financing Agreement and the other Loan Instruments shall be construed as if jointly drafted by the Credit Parties, the Agent and the Lenders. This Financing Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     13.10 The Companies, jointly and severally, will indemnify and hold harmless each Indemnified Party from and against all losses, claims, damages, expenses or liabilities to which such Indemnified Party may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from the transactions contemplated by this Financing Agreement or any of the other Loan Instruments or the use by a Company of any Letter of Credit or any of the proceeds of the Loans, and to reimburse each Indemnified Party, upon demand, for any reasonable legal or other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however, that no Indemnified Party shall have the right to be so
--------  -------
indemnified hereunder for its own gross negligence or willful misconduct or bad faith as finally determined by a court of competent jurisdiction after all appeals and the expiration of time to appeal. If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Party, the Indemnified Party will promptly notify the Company Agent thereof, and the Companies will, if requested by such Indemnified Party, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Indemnified Party, all at the expense of the Companies. Each Indemnified Party shall have the right to employ its own counsel (or, but not as well as, staff counsel) to investigate and control the defense of any matter covered by such indemnity and unless it has made the request described in the preceding sentence and such request has been complied with, the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Party. The obligations of each Credit Party under this
Section 13.10 shall survive the termination of this Agreement and the payment of the Obligations.

     13.11 If the Credit Parties shall fail to do any act or thing which they have covenanted to do hereunder or any representation or warranty on the part of a Credit Party contained herein or in any Loan Instrument shall be inaccurate in any material respect, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Agent shall be repayable to it by the Companies promptly upon the Agent's demand therefor, with interest at the Default Rate of Interest in effect from time to time during the period including the date so expended by the Agent to the date of repayment.

     13.12 The Agent, the Lenders and the Credit Parties agree that upon the written demand of any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between or among any of them, whether individual, joint, or class in nature, arising from this Financing Agreement, any Loan Instrument or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the address of any Credit Party involved in such dispute, claim or controversy having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the UCC or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

SECTION 14.  AGREEMENT BETWEEN THE LENDERS
             -----------------------------

     14.1 (a) The Agent, for the account of the Lenders, shall disburse all Loans to the Companies and shall handle all collections of Collateral and repayment of Obligations.

     (b) Unless the Agent shall have been notified in writing by any Lender prior to the date of any Loan to the Companies that such Lender will not make the amount which would constitute its Commitment Percentage of a Loan to be made on such date available to the Agent, the Agent may assume that such Lender shall make its Commitment Percentage of the Loan available to the Agent on that date, and the Agent may, in reliance upon such assumption, make available to the Companies a corresponding amount. A certificate of the Agent submitted to any Lender with respect to its Commitment Percentage of any Loan shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of a Loan is not in fact made available to the Agent by such Lender on the date such Loan is made, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loan, on demand, from the Companies without prejudice to any rights which the Agent may have against such Lender hereunder. Nothing contained in this subsection shall relieve any Lender which has failed to make available its Commitment Percentage of any Loan hereunder from its obligation to do so in accordance with the terms hereof Nothing contained herein shall be deemed to obligate Agent to make available to the Companies the full amount of a requested Loan when the Agent has any notice (written or otherwise) that any of the Lenders will not advance its Commitment Percentage thereof.

     14.2 On each Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary to ensure that, as of the Settlement Date, the Lenders share in all outstanding Obligations according to their Commitment Percentages.

     14.3 The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Companies.

     14.4 The Agent shall, after receipt of any interest or fees described in
Section 9 of this Financing Agreement, promptly remit to the Lenders: (a) their pro rata portion of all fees, provided, however, that the Lenders (other than Bank One in its role as Agent) (i) shall not share in the Agent Fee, any Documentation Fees, or the fees provided for in Section 9.8 of this Financing Agreement and (ii) shall receive their share of the fee provided in Section 9.2 of this Financing Agreement in accordance with their respective agreements with the Agent; and (b) interest computed at the rate(s) and as provided in this Financing Agreement on all outstanding Loans by the Lenders not later than five
(5) Business Days following the date such interest is paid.

     14.5 (a) The Credit Parties acknowledge that the Lenders may sell participations in the loans and extensions of credit made and to be made to the Companies hereunder. The Credit Parties further acknowledge that in doing so, the Lenders may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement but only to the extent specifically set forth in Section 14.10 of this Financing Agreement.

     (b) The Credit Parties authorize each Lender to disclose to any participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Companies and their Affiliates which has been delivered to such Lender by or on behalf of the Companies pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of the Companies in connection with such Lender's credit evaluation of the Companies and their Affiliates prior to entering into this Financing Agreement so long as Transferee agrees in writing to hold such information confidential.

     (c) Notwithstanding anything to the contrary in this Financing Agreement, no Lender may sell any participation in the loans and extensions of credit made and to be made to the Companies hereunder upon any terms or conditions that would require the Agent or the other Lenders to treat such participant as a Lender hereunder.

     14.6 The Companies hereby agree that each Lender is solely responsible for its Commitment Percentage of the Line of Credit and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Line of Credit. Further, should any Lender refuse to make available its portion of the Line of Credit, then any other Lender may, but without obligation to do so, increase, unilaterally (but only with the consent of the other Lenders, excluding the refusing Lender), its portion of the Line of Credit in which event the Companies are so obligated to that other Lender.

     14.7 If the Agent, the Lenders or any one of them is sued or threatened with suit by the Credit Parties, or by any of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorney's fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shred by the Lenders according to their Commitment Percentages as and when they are paid or incurred. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including, without limitation, enforcing, preserving or maintaining rights under this Financing Agreement, shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Companies or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (a) predate the Original Closing Date or (b) are based on transactions, actions or omissions that predate the Original Closing Date. The provisions of this paragraph shall survive the final and indefeasible payment in full of the Obligations.

     14.8 Each of the Lenders agrees with each other Lender that any money or assets of the Credit Parties held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after (a) the occurrence of an Event of Default which is continuing and (b) the election by the Required Lenders to accelerate the Obligations. In addition, the Credit Parties authorize, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of the Lenders, to the Obligations due such Lenders. If the application of money, assets or properly described herein causes the Obligation due to any Lender to be less than its Commitment Percentage of all outstanding Obligations, such Lender shall be deemed to have purchased participations in the Obligations then due and owing to other Lenders, sufficient to cause the total of the Obligations owed to it and those in which it is a participant to equal its Commitment Percentage of all outstanding Obligations.

          14.9 Each Lender may, with the consent of the Lender which is then the Agent, at any time assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement. Upon execution of an assignment and transfer agreement (i) the assignee thereunder shall be a party hereto and a Lender and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of the assigning Lender as a Lender hereunder, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement, and (iii) Exhibit A to this Financing Agreement shall be automatically amended to reflect the Commitment Percentages of the Persons who are their Lenders. The Companies shall, if necessary, execute any documents reasonably required to effectuate the assignments.

          14.10 Except as provided in this Section 14.10, upon any occasion requiring or permitting an approval, consent, election or other action on the part of the Lenders, action shall be taken by the Agent for, on behalf of, and for the benefit of, the Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. However, unless all Lenders agree in writing, no amendment, modification, consent or waiver of this Financing Agreement shall be effective which:

          (a) increases the amount of the Line of Credit, or changes the Commitment Percentage of any Lender (except as provided in Section 14.9);

          (b) reduces the amount of interest, principal or fees owing hereunder or under the Promissory Notes;

          (c) extends the fixed date on which any sum is due hereunder or under the Promissory Notes or extends the Maturity Date;

          (d) waives any Event of Default arising from a failure to pay principal of or interest on a Loan which has continued for a period of more than sixty days;

          (e) changes the provisions of this Section 14.10;

          (f) amends the definition of Required Lenders;

          (g) affects the rights, duties or obligations of the Agent; or

          (h) releases any Collateral while any Event of Default remains uncured or unwaived; provided that the Agent may release Collateral sold in a transaction that has been approved by the Required Lenders if the proceeds of such sale (net of reasonable expenses of sale) are paid to the Agent, for the benefit of the Lenders, in exchange for such release.

          14.11 No Lender shall be a lender or participant in Indebtedness (other than the Obligations) of any Credit Party, REI, or any of their respective Subsidiaries or Affiliates, without the consent of the other Lenders.

SECTION 15.     AGENCY
                ------

          15.1 Each Lender hereby irrevocably designates and appoints Bank One as the Agent for the Lenders under this Financing Agreement and any Loan Instruments and irrevocably authorizes Bank One as Agent for such Lender to take such action on its behalf under the provisions of this Financing Agreement and all Loan Instruments and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all other Loan Instruments, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Loan Instruments, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the Loan Instruments or otherwise exist against the Agent.

          15.2 The Agent may execute any of its duties under this Financing Agreement and all Loan Instruments by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

          15.3 Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact (each being referred to herein as a "representative") shall be (a) liable to any Lender for any action lawfully taken or omitted to be taken by it or such representative under or in connection with this Financing Agreement or any of the Loan Instruments (except for its or such representative's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Credit Parties or any officers thereof contained in this Financing Agreement or any of the Loan Instruments or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement or any Loan Instruments or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Financing Agreement or any of the Loan Instruments or for any failure of the Credit Parties to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement or any of the Loan Instruments or to inspect the properties, books or records of the Credit Parties, except to the extent otherwise specifically set forth in this Financing Agreement.

          15.4 The Agent shall be entitled to rely, and shall be fully protected in relying upon, any note, writing resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement or any of the Loan Instruments unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement or any of the Loan Instruments in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          15.5 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or a Credit Party describing such Default or Event of Default. If the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be, provided that unless
                                                         -------------
and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

          15.6 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operation, property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Credit Parties. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of Agent or any of its officers, employees, agents or attorneys-in-fact. The Agent shall promptly send to the Lenders any written notices received by the Agent from the Credit Parties or any of them regarding any event or occurrence which would reasonably be deemed to cause a Material Adverse Effect.

          15.7 THE LENDERS JOINTLY AND SEVERALLY AGREE TO INDEMNIFY THE AGENT IN ITS CAPACITY AS SUCH (TO THE EXTENT NOT REIMBURSED BY THE COMPANIES AND WITHOUT LIMITING THE OBLIGATION OF THE COMPANIES TO DO SO) FROM AND AGAINST ANY AND ALL LIABILITIES,

OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF? ANY KIND WHATSOEVER (INCLUDING NEGLIGENCE ON THE PART OF THE AGENT) WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS FINANCING AGREEMENT, ANY LOAN INSTRUMENTS OR ANY DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING; PROVIDED THAT NO LENDER SHALL
                                                  --------
BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION AFTER ALL APPEALS AND THE EXPIRATION OF TIME TO APPEAL. THE AGREEMENTS IN THIS PARAGRAPH SHALL SURVIVE THE FINAL AND INDEFEASIBLE PAYMENT IN FULL OF THE OBLIGATIONS.

          15.8 The Agent may make loans to, and generally engage in any kind of business with, the Credit Parties as though the Agent were not the Agent hereunder. With respect to its obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it were not the Agent and the term "Lenders" shall include the Agent in its individual capacity.

          15.9 The Agent may resign as Agent upon 30 days' notice to the Lenders and such resignation shall be effective upon the date stated in such notice. If the Agent shall resign as Agent, the Required Lenders shall appoint a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their duly authorized officers as of the date set forth above.

                                      DELCO REMY AMERICA, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


                                      NABCO, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:



                                      A&B ENTERPRISES, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


                                      DALEX, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


                                      A&B CORES, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                      R&L TOOL COMPANY, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


                                      MCA, INC. OF MISSISSIPPI

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:



                                      FRANKLIN POWER PRODUCTS, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


                                      INTERNATIONAL FUEL SYSTEMS, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:



                                      MARINE DRIVE SYSTEMS, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                      MARINE CORPORATION OF AMERICA

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


                                      POWRBILT PRODUCTS, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:

                                      WORLD WIDE AUTOMOTIVE INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:

                                      TRACTECH, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:

                                      KRAFTUBE, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:

                                      BANK ONE, INDIANA,
                                      NATIONAL ASSOCIATION

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                      THE CIT GROUP/BUSINESS CREDIT, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                        Title:


                                      DRESDNER BANK AG, NEW YORK
                                      AND GRAND CAYMAN BRANCH

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:



                                      TORONTO DOMINION (TEXAS), INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:



                                      For purposes of agreeing to those
                                      provisions specifically applicable
                                      to them:

                                      DELCO REMY INTERNATIONAL, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


                                      REMAN HOLDINGS, INC.


                                       By:
                                         ------------------------------
                                          Name:
                                          Title:

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                      THE A&B GROUP, INC.


                                      By:
                                         ------------------------------
                                         Name:
                                         Title:


                                      POWER INVESTMENTS, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:



                                      BALLANTRAE CORPORATION

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:

                                      KRAFTUBE MANAGEMENT, INC.

                                      By:
                                         ------------------------------
                                         Name:
                                         Title:

STATE OF NEW YORK    )
                     ) SS:
COUNTY OF____________)

                                 ACKNOWLEDGMENT
                                 --------------

     Before me a Notary Public in and for the State of New York and County of __________________ personally appeared __________________________________, the
________________________________ of Delco Remy America, Inc., Nabco, Inc., A&B
Enterprises, Inc., Dalex, Inc., A&B Cores, Inc., R&L Tool Company, Inc., MCA, Inc. of Mississippi, Franklin Power Products, Inc., International Fuel Systems, Inc., Marine Drive Systems, Inc., Marine Corporation of America, Powrbilt Products, Inc., World Wide Automotive Inc., Tractech, Inc. and Kraftube, Inc. who acknowledged execution of the foregoing Third Amended and Restated Financing Agreement for and on behalf of each such corporation as its duly authorized

________________.

     In witness whereof, I have hereunto set my hand and seal this _____ day of August, 1996.



                                          -------------------------------------
                                          Signature              Notary Public

                                          -------------------------------------
                                          Printed
My commission expires:

______________________________

Residing in _____________ County, __________________.

                                    EXHIBIT A
                                    ---------

                            (COMMITMENT PERCENTAGES)

                                 Commitment                  Commitment
Lender                           Amount                      Percentage
------                           ------                      ----------
Bank One, Indianapolis,
 National Association            $80,000,000                  44.44%

The CIT Group/Business
 Credit, Inc.                    $35,000,000                  19.44%

Dresdner Bank AG,
New York and
Grand Cayman Branch              $35,000,000                  19.44%

Toronto Dominion
(Texas), Inc.                    $30,000,000                  16.68%

                                   EXHIBIT B-I
                                   -----------
                     (SECOND AMENDED AND RESTATED REVOLVING
                             LOAN PROMISSORY NOTE)

                                    EXHIBIT C
                                    ---------
                                   (GUARANTY)

                                    EXHIBIT D
                                    ---------

                               (PLEDGE AGREEMENT)

                                    EXHIBIT E
                                    ---------

                           (PATENT SECURITY AGREEMENT)

                                    EXHIBIT F
                                    ---------

                                    (MORTGAGE)

                                 EXHIBIT 2.1 (e)
                                 ---------------

                              (OPINION OF COUNSEL)

                                  SCHEDULE 1

                         (ADDRESSES FOR ALL COMPANIES)


Delco Remy America, Inc.
2902 Enterprise Drive
Anderson, Indiana 46013

Nabco, Inc.
591 East Church Street
Reed City, Michigan 49677

A&B Enterprises, Inc.
Highway 18 West
Industrial Park
Post Office Box 8
Raleigh, Mississippi 39153

Dalex, Inc.
500 Industrial Park Drive
Post Office Box 1901
Bay Springs, Mississippi 39422

A&B Cores, Inc.
225 White Oak Avenue
Post Office Box 339
Raleigh, Mississippi 39153

R&L Tool Company, Inc.
Route One, Box 320
Raleigh, Mississippi 39153

MCA, Inc. of Mississippi
Standard Industrial Park
412 Bay Street
Post Office Box 257
Heidelberg, Mississippi 39439

Franklin Power Products, Inc.
400 Forsythe Street
Franklin, Indiana 46131

International Fuel Systems, Inc.
980 Hurricane Road
Franklin, Indiana 46131

Marine Drive Systems, Inc.
107 Sunfield Avenue
Raritan Center
Edison, New Jersey 08837

Marine Corporation of America
980 Hurricane Road
Franklin, Indiana 46131

Powrbilt Products, Inc.
617 South 4th Street
Mansfield, Texas 76063

World Wide Automotive Inc.

----------------------------

----------------------------

Tractech, Inc.

----------------------------

----------------------------

Kraftube, Inc.

----------------------------

----------------------------

                                 SCHEDULE 1.1


                  OUTSTANDING DEBT AND LIENS OF THE A&B GROUP
                             ON THE EFFECTIVE DATE
                             ---------------------

I. UNSECURED NOTES:

     A. Promissory Notes from Dalex to MD. Bronnenberg. Promissory note dated
        ----------------------------------------------
February 7, 1992 in the amount of $200,000, whereby Dalex promises to pay to the order of M.D. Bronnenberg five (5) equal installments, of $40,000 each on the 31st day of December of the years 1992, 1993, 1994, 1995, and 1996, plus accrued interest. The interest rate is 8%. As of the Effective Date, the balance on this note is $40,000 plus accrued interest.

     Promissory note dated February 7, 1992 in the amount of $180,000, whereby Dalex promises to pay to the order of M.D. Bronnenberg five (5) equal installments, of $36,000 each on the 31st day of December of the years 1992, 1993, 1994, 1995, and 1996, plus accrued interest. The interest rate is 8%. As of the Effective Date, the balance on this note is $36,000 plus accrued interest.

     B. Promissory Notes from Dalex to D. Gordon Gray. Promissory note dated
        ---------------------------------------------
March 23, 1992 in the amount of $31,000, whereby Dalex promises to pay to the order of D. Gordon Gray five (5) equal installments, of $6,200 each on the 31st day of December of the years 1992, 1993, 1994, 1995, and 1996, plus accrued interest. The interest rate is 8%. As of the Effective Date, the balance on this note is $6,200 plus accrued interest.

     Promissory note dated March 23, 1992 in the amount of $36,000, whereby Dalex promises to pay to the order of D. Gordon Gray five (5) equal installments, of $7,200 each on the 31st day of December of the years 1992, 1993, 1994, 1995, and 1996, plus accrued interest. The interest rate is 8%. As of the Effective Date, the balance on this note is $7,200 plus accrued interest.

     C. The 10% Subordinated Notes issued by A&B Enterprises and due August 31,
        -----------------------------------------------------------------------
2002 (the "10% Subordinated Notes"). 10% Subordinated Note in the principal
-----------------------------------
amount of $322,000 issued to Henry Burns, 10% Subordinated Note in the principal amount of $1,750,000 issued to James Alexander, 10% Subordinated Note in the principal amount of $714,000 issued to Robyn Mayfield and 10% Subordinated Note in the principal amount of $714,000 issued to Beth Hudson.

II.  SECURED RETAIL INSTALLMENT SALE CONTRACTS AND SECURED PERSONAL PROPERTY
     LEASES

     A. Retail Installment Sale Contract between MCA and GMAC. Sale
        -----------------------------------------------------
Contract dated November 30, 1992 for a total sales price of $13,775 (which includes the finance charge), whereby MCA promises to make 48 monthly payments in the amount of $287.

     B. Lease Agreement between A&B Enterprises & Dalex and Amplicon Financial.
        ----------------------------------------------------------------------
Lease Agreement dated August 31, 1992, between A&B Enterprises & Dalex, as Co-Lessees, and Amplicon Financial, Inc., as Lessor for the lease of approximately $110,000 in computer hardware and software for a period of five years. Pursuant to the latest Letter Amendment dated January 12, 1993, the lease payments amount of $7,144.93 per quarter.

     C. Lease Agreement between A&B Enterprises and Shaw Material Handling
        ------------------------------------------------------------------
Systems. Inc. Lease Agreement dated March 8, 1995, between A&B Enterprises, as
------------
Lessee and Shaw Material Handling Systems, Inc., as Lessor for the lease of one
(1) Easi Reach Truck, one (1) Douglas Battery and one (1) Hobart Charger for a period of five years. The lease payments amount to $674 per month.

     D. Equipment Lease among A&B Leasing and A&B Enterprises, Inc., Dalex,
        -------------------------------------------------------------------
Inc., A&B Cores, Inc. and MCA, Inc. of Mississippi. Lease Agreement dated as of
--------------------------------------------------
March 31, 1995 for lease of various items of equipment for various lease terms with aggregate rentals over the entire term of the lease of $242,000.

                                 SCHEDULE 1.2


                 OUTSTANDING DEBT AND LIENS OF THE POWER GROUP
                             ON THE EFFECTIVE DATE
                             ---------------------

I.   UNSECURED NOTES:

     1. Installment Promissory Note dated July 27, 1989 from Franklin Power to John Francis Brinster and John Edward Brinster in the original principal amount of $561,000. Principal Balance as of 12/31/95:
          $177,142.32. Balance due July 31, 1999.

     2. Non-negotiable Promissory Note dated October 23, 1991 from Powrbilt to Roger Edward Davidson in the original principal amount of $413,190. Principal Balance as of 12/31/95: $128,439.95. Balance due October 23, 1996.

II. SECURED RETAIL INSTALLMENT SALE CONTRACTS, SECURED PERSONAL PROPERTY LEASES AND OTHER LIENS:

     1. Lease for hot and cold water cooler, serial number 911165741, dated June 18, 1992, between Marine Drive and Advanta Leasing Corp., Financing Statement on file for informational purposes, Department of State of the State of New Jersey, filing number 1462266, June 29, 1992.

                                 SCHEDULE 1.3

                 POWER SELLERS - ACQUISITION LETTERS OF CREDIT
                 ---------------------------------------------

                                SCHEDULE 2.1(g)

                 (EXISTING COLLATERAL AND GUARANTEE DOCUMENTS)


     1. Irrevocable Power of Attorney, dated July 29, 1994, executed by DRA in favor of the Agent;

     2. Guaranty, dated July 29, 1994, executed by Parent in favor of the Lenders and the Agent;

     3. Pledge Agreement, dated July 29, 1994, executed by Parent in favor of the Agent;

     4. Collateral Assignment of Asset Purchase Agreement, dated July 29, 1994, executed by DRA in favor of the Agent;

     5. Collateral Assignment of Patents, Copyrights, Trademarks and Licenses and Security Agreement, dated July 29, 1994, executed by DRA and the Agent;

     6. Lockbox Agreement, dated ________________, executed among Bank One, CITBC and DRA;

     7. Letter dated January 6, 1995, executed by DRA to the Agent regarding account receivable;

     8. Power of Attorney, dated January 6, 1995, executed by NABCO in favor of the Agent;

     9. Amended and Restated Guaranty dated January 6, 1995, executed by Parent and Reman Holdings in favor of the Lenders and Agent;

     10. Guaranty dated January 6, 1995, executed by DRA and Dillon Enterprises, Inc. in favor of Lenders and Agent;

     11. Guaranty, dated January 6, 1995, executed by DRA and Nabco in favor of the Lenders and the Agent;

     12. Guaranty, dated January 6, 1995, executed by Nabco and Dillon Enterprises, Inc. in favor of the Lenders and the Agent;

     13. Pledge Agreement, dated January 6, 1995, executed by Reman Holdings in favor of the Agent;

     14. Pledge Agreement, dated January 6, 1995, executed by Parent in favor of the Agent;

     15. Collateral Assignment of Stock Purchase Agreement, dated January 6, 1995, executed by Parent in favor of the Agent;

     16. Amendment to Collateral Assignment of Patents, Copyrights, Trademarks and Licenses and Security Agreements, dated January 6, 1995, executed between Nabco and the Agent;

     17. Amended and Restated Guaranty, dated March 31, 1995, executed by Parent, Reman Holdings and A&B Holding in favor of the Lenders and the Agent;

     18. Guaranty, dated March 31, 1995, by Nabco, A&B Cores, A&B Enterprises, Dalex, R&L Tool, MCA, Dillon Enterprises, Inc. and A&B Management, Inc. in favor of the Lenders and the Agent;

     19. Guaranty, dated March 31, 1995, executed by DRA, A&B Cores, A&B Enterprises, Dalex, R&L Tool, MCA, Dillon Enterprises, Inc. and A&B Management, Inc. in favor of the Lenders and the Agent;

     20. Guaranty, dated March 31, 1995, by Nabco, A&B Cores, A&B Enterprises, Dalex, R&L Tool, MCA, DRA and A&B Management in favor of the Lenders and the Agent;

     21. Guaranty, dated May 31, 1995, by DRA, Nabco, A&B Enterprises, A&B Cores, Dalex, R&L Tool, Dillon Enterprises, Inc. and A&B Management in favor of the Lenders and the Agent;

     22. Guaranty, dated March 31, 1995, by DRA, Nabco, A&B Enterprises, A&B Cores, Dalex, MCA, Dillon Enterprises, Inc., and A&B Management, Inc. in favor of the Lenders and the Agent;

     23. Guaranty, dated March 31, 1995, by DRA, Nabco, A&B Enterprises, Dalex, R&L Tool, MCA, Dillon Enterprises, Inc. and A&B Management, Inc. in favor of the Lenders and the Agent;

     24. Guaranty, dated March 31, 1995, by DRA, Nabco, A&B Enterprises, A&B Cores, Inc., R&L Tool, MCA, Dillon Enterprises, Inc. and A&B Management, Inc. in favor of the Lenders and the Agent;

     25. Guaranty, dated March 31, 1995, by DRA, Nabco, MCA, A&B Cores, Dalex, R&L Tool, Dillon Enterprises, Inc. and A&B Management, Inc. in favor of the Lenders and Agent;

     26. Guaranty, dated March 31, 1995, by Nabco, A&B Cores, A&B Enterprises, Dalex, R&L Tool, MCA, DRA and Dillon Enterprises, Inc. in favor of the Lenders and the Agent;

     27. Pledge Agreement, dated March 31, 1995, executed by Reman Holdings in favor of the Agent;

     28. Letter, dated March 31, 1995, executed by Parent to the Agent confirming Parent's previously executed Pledge Agreement;

     29. Power of Attorney, dated March31, 1995, executed by A&B Management, Inc. in favor of the Agent;

     30. Power of Attorney, dated March 31, 1995, executed by A&B Enterprises in favor of the Agent;

     31. Power of Attorney, dated March 31, 1995, executed by Dalex in favor of the Agent;

     32. Power of Attorney, dated March 31, 1995, executed by A&B Cores in favor of the Agent;

     33. Power of Attorney, dated March 31, 1995, executed by R&L Tool in favor of the Agent;

     34. Power of Attorney, dated March 31, 1995, executed by MCA in favor of the Agent;

     35. Collateral Assignment of Stock Purchase Agreement, dated March 31, 1995, executed by A&B Holding in favor of the Agent;

     36. Pledge Agreement, dated April 3, 1995, executed by A&B Holding in favor of the Agent;

     37. Second Amendment and Restated Guaranty, dated February 6, 1996, executed by Parent, Reman Holdings, A&B Holding and Power Investments in favor of the Lenders and the Agent;

     38. Confirmation and Restatement of Guaranty, dated as of February 14, 1996, executed by Parent, A&B Holding, Reman Holdings, Power Investments, DRA, Nabco, A&B Cores, A&B Enterprises, Dalex, R&L Tool, MCA, Franklin, International, Marine Drive, Marine Corporation and Powrbilt in favor of the Lenders and the Agent;

     39. Confirmation and Restatement of Guaranty, dated as of April 18, 1996, executed by Parent, A&B Holding, Reman Holdings and Power Investments in favor of the Lenders and the Agent;

     40. Consolidated Guaranty, dated February 6, 1996, executed by DRA, Nabco, A&B Cores, A&B Enterprise, Dalex, R&L Tool, MCA, Franklin, International, Marine Drive, Marine Corporation and Powrbilt in favor of the Lenders and the Agent;

     41. Pledge Agreement, dated February 6, 1996, executed by Reman Holdings in favor of the Agent;

     42. Pledge Agreement, dated February 6, 1996, executed by Power Investments in favor of the Agent;

     43. Pledge Agreement, dated February 6, 1996, executed by Power Investments in favor of the Agent;

     44. Pledge Agreement, dated February 6, 1996, executed by Power Investments in favor of the Agent;

     45. Letter, dated February 6, 1996, executed by Parent to the Agent confirming Parent's previously executed Pledge Agreement;

     46. Letter, dated February 6, 1996, executed by Reman Holdings to the Agent confirming previously executed Pledge Agreements;

     47. Letter, dated February 6, 1996, executed by A&B Holding to the Agent confirming previously executed Pledge Agreements;

     48. Negative Pledge Agreement, dated February 6, 1996, executed by the Canadian Subsidiaries in favor of the Lenders and the Agent;

     49. Power of Attorney, dated February 6, 1996, executed by Franklin to the Agent;

     50. Power of Attorney, dated February 6, 1996, executed by International to the Agent;

     51. Power of Attorney, dated February 6, 1996, executed by Marine Corporation to the Agent;

     52. Power of Attorney, dated February 6, 1996, executed by Marine Drive to the Agent;

     53. Power of Attorney, dated February 6, 1996, executed by Powrbilt in favor of the Agent;

     54. Collateral Assignment of Stock Purchase Agreements, dated February 6, 1996, executed by Reman Holdings in favor of the Agent;

     55. All UCC Financing Statements of record and all other instruments, documents and agreements executed by Parent or the Subsidiaries in connection with any of the collateral, security or guaranties provided under the Original Financing Agreement.

                                SCHEDULE 7.1(g)

                            EMPLOYEE BENEFIT PLANS
                            ----------------------

                                SCHEDULE 7.1(k)

                                 SUBSIDIARIES
                                 ------------

                                SCHEDULE 7.1(n)

                             ENVIRONMENTAL MATTERS
                             ---------------------

                                 SCHEDULE 8.17

                              GUARANTORS' ASSETS
                              ------------------